SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a party other than the Registrant  [_]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under ss. 240.14a-12

                          ARC WIRELESS SOLUTIONS, INC.
                 ----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
        -----------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:

     2.   Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4.   Proposed maximum aggregate value of transaction:

     5.   Total fee paid:

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

     2.   Form, Schedule or Registration Statement No.:

     3.   Filing Party:

     4.   Date Filed:

                          ARC WIRELESS SOLUTIONS, INC.
                             10601 West 48th Avenue
                            I-70 Frontage Road North
                        Wheat Ridge, Colorado 80033-2660
                                 (303) 421-4063

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           to be held October 31, 2006

     The Annual Meeting of the shareholders of ARC Wireless Solutions, Inc. (the "Company") will be held on October 31, 2006 at 10:00 a.m. (Denver, Colorado time) at the offices of the Company for the following purposes:

     1.   To elect a Board of Directors consisting of four directors;

     2. To consider and vote upon a proposal recommended by the Board of Directors to approve the sale of the Company's subsidiary, Winncom Technologies Corp.;

     3. To consider and vote upon a proposal recommended by the Board of Directors to ratify the selection of HEIN + Associates LLP to serve as our certified independent accountants for the year ending December 31, 2006;

     4. To consider and vote upon a proposal recommended by the Board of Directors to authorize the Board of Directors to determine whether to effect a reverse split of our outstanding common stock; and

     5. To transact any other business that properly may come before the Annual Meeting.

     Only the shareholders of record as shown on the transfer books at the close of business on September 25, 2006 are entitled to notice of, and to vote at, the Annual Meeting.

     All shareholders, regardless of whether they expect to attend the meeting in person, are requested to complete, date, sign and return promptly the enclosed form of proxy in the accompanying envelope. The person executing the proxy may revoke it by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting.

     ALL SHAREHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE ANNUAL MEETING.

                                              By the Board of Directors:

Wheat Ridge, Colorado                         Randall P. Marx
September 22, 2006                            Chief Executive Officer

                                 PROXY STATEMENT

                          ARC WIRELESS SOLUTIONS, INC.
                             10601 West 48th Avenue
                            I-70 Frontage Road North
                        Wheat Ridge, Colorado 80033-2660
                                 (303) 421-4063

                         ANNUAL MEETING OF SHAREHOLDERS
                                   to be held
                                October 31, 2006

                    SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of ARC Wireless Solutions, Inc., a Utah corporation (the "Company"), to be voted at the Annual Meeting of Shareholders to be held at 10:00 a.m. (Denver, Colorado time) on October 31, 2006 at the offices of the Company, or at any adjournment or postponement of the meeting. We anticipate that this Proxy Statement and the accompanying form of proxy will be first mailed or given to shareholders on or about October 2, 2006.

     The shares represented by all proxies that are properly executed and submitted will be voted at the Annual Meeting in accordance with the instructions indicated on the proxies. Unless otherwise directed, the shares represented by proxies will be voted: (1) FOR each of the four nominees for director whose names are set forth on the proxy card; (2) FOR the sale of the Company's subsidiary, Winncom Technologies Corp. ("Winncom"); (3) FOR the ratification of the selection of HEIN + Associates LLP as our independent certified accountants; (4) FOR the authorization of the Board of Directors to determine whether to effect a reverse stock split of our outstanding common stock at the time and at the ratio, between 1-for-20 and 1-for-50, that the Board of Directors deems appropriate; and (5) FOR any other business that properly may come before the Annual Meeting.

     A shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to our Secretary, by substituting a new proxy executed at a later date, or by requesting, in person at the Annual Meeting, that the proxy be returned. Shareholders do not have dissenters' rights of appraisal for any action proposed to be taken at the Annual Meeting.

     The solicitation of proxies by the Company is to be made principally by mail; however, following the initial solicitation, further solicitations may be made by telephone or oral communication with shareholders. Our officers, directors and employees may solicit proxies, but these persons will not receive compensation for that solicitation other than their regular compensation. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by those persons. We may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing. We will pay all expenses involved in preparing, assembling and mailing this Proxy Statement and the enclosed material.

                                     SUMMARY

     The following summary highlights selected information from this Proxy Statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire Proxy Statement, its annexes and the documents referred to in this Proxy Statement. Each item in this summary includes a page reference directing you to a more complete description of that item elsewhere in this Proxy Statement.

The Parties to the Sale of Winncom (Page 24)

     In addition to the Company:

     Winncom Technologies Corp.
     30700 Carter Street Unit A
     Solon, Ohio 44139

     Winncom is a wholly-owned subsidiary of the Company. Its principal business is the marketing, distribution and service of wireless component and network solutions in support of both voice and date applications, both domestically and internationally.

     BlueCoral Limited
     RSM House
     Herbert Street
     Dublin 2, Ireland

The Annual Meeting of ARC Wireless Solutions, Inc.

     Time, Place and Date (Page 1)

     The Annual Meeting will be held on October 31, 2006, starting at 10:00 a.m. local time, at the Company's offices (10601 West 48th Avenue, I-70 Frontage Road North, Wheat Ridge, Colorado 80033-2660).

     Purpose (Page 1)

     At the Annual Meeting, the shareholders of the Company will be asked to consider and vote upon (i) a proposal to elect a Board of Directors consisting of four directors; (ii) a proposal recommended by the Board of Directors to approve the sale of the Company's subsidiary, Winncom Technologies Corp.; (iii) a proposal recommended by the Board of Directors to ratify the selection of HEIN + Associates LLP to serve as the Company's certified independent accountants for the year ending December 31, 2006; (iv) a proposal recommended by the Board of Directors to authorize the Board of Directors to determine whether to effect a reverse split of our outstanding common stock; and (v) to transact any other business that properly may come before the Annual Meeting.

The Sale of Winncom

     Reasons for the Sale of Winncom (Page 28)

     The Company's reasons for the sale of Winncom include, among other factors:

     o    Winncom's low margins;

     o    Winncom's lack of manufacturing and intellectual property;

     o    Lack of synergistic operational savings of Winncom's business; and

     o    Alternative long term growth strategies.

     Consideration (Page 29)

     In exchange for 100% of the issued and outstanding stock of Winncom, BlueCoral will pay to the Company $17,000,000. BlueCoral has already placed the $17,000,000 in escrow, and the escrow agent will distribute the full purchase price to the Company at the closing date.

     Conditions to Closing (Page 33)

     Under the terms of the Stock Purchase Agreement, before the sale of Winncom can be completed, a number of conditions must be satisfied or waived. In addition to breaches of the Stock Purchase Agreement, these conditions include, among other matters, the following:

     o the Company's shareholders must approve the sale of Winncom at the Annual Meeting;

     o    the delivery of certificates by both the Company and BlueCoral;

     o    the delivery of the full purchase price, $17,000,000, to the Company.

     Indemnification (Page 35)

     Pursuant to the Stock Purchase Agreement, the Company will indemnify BlueCoral and its affiliates from losses that result from, among other matters, breaches by the Company of any representation or warranty in the Stock Purchase Agreement, breaches by the Company of any covenant in the Stock Purchase Agreement, and any product shipped by Winncom to a customer prior to the closing of the Stock Purchase Agreement (limited to the total amount covered under that product's warranty, if any). The Company will not indemnify BlueCoral from any breaches of any representations or warranties made by Winncom in the Stock Purchase Agreement.

                                VOTING SECURITIES

     The close of business on September 25, 2006 has been fixed as the record date for the determination of holders of record of the Company's common stock, $.0005 par value per share (the "Common Stock"), entitled to notice of and to vote at the Annual Meeting. On the record date, 154,359,449 shares of Common

Stock were outstanding and eligible to be voted at the Annual Meeting. A majority of the issued and outstanding shares of Common Stock entitled to vote, represented either in person or by proxy, constitutes a quorum at any meeting of the shareholders. If sufficient votes for approval of the matters to be considered at the Annual Meeting have not been received prior to the meeting date, we intend to postpone or adjourn the Annual Meeting in order to solicit additional votes. The form of proxy we are soliciting requests authority for the proxies, in their discretion, to vote the shareholders' shares with respect to a postponement or adjournment of the Annual Meeting. At any postponed or adjourned meeting, we will vote any proxies received in the same manner described in this Proxy Statement with respect to the original meeting.

                                VOTING PROCEDURES

     Votes at the Annual Meeting are counted by an inspector of election appointed by the Chairman of the meeting. If a quorum is present, an affirmative vote of a majority of the votes entitled to be cast by those present in person or by proxy is required for the approval of items submitted to shareholders for their consideration, unless a different number of votes is required by Utah law or our Articles of Incorporation. Abstentions by those present at the Annual Meeting are tabulated separately from affirmative and negative votes and do not constitute affirmative votes. If a shareholder returns his or her proxy card and withholds authority to vote for any or all of the nominees, the votes represented by the proxy card will be deemed to be present at the meeting for purposes of determining the presence of a quorum but will not be counted as affirmative votes. Shares in the names of brokers that are not voted on a particular matter are treated as not present with respect to that matter.

             BENEFICIAL OWNERSHIP OF THE COMPANY'S EQUITY SECURITIES

     At the Annual Meeting, holders of 154,359,449 shares of Common Stock, the number of shares of Common Stock outstanding as of the record date, will have the right to vote. Each share, unless otherwise set forth herein, is entitled to one vote. On September 1, 2006, there were 154,359,449 shares of Common Stock issued and outstanding.

     The number of shares beneficially owned includes shares of Common Stock with respect to which the persons named below have either investment or voting power. A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of that security within 60 days through the exercise of an option or through the conversion of another security. Except as noted, each beneficial owner has sole investment and voting power with respect to the Common Stock.

     Common Stock not outstanding that is the subject to options or conversion privileges is deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by the person holding such options or conversion privileges, but is not deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by any other person.

     The following table summarizes certain information as of August 4, 2006 with respect to the beneficial ownership of our common stock by each director, by all executive officers and directors as a group, and by each other person known by us to be the beneficial owner of more than five percent of our common stock:

                                                Number of Shares      Percent of
Name and Address of Beneficial Owner         Beneficially Owned (1)     Class
------------------------------------         ----------------------     -----

Sigmund A. Balaban                                1,625,751(3)           1.1%
ARC Wireless Solutions, Inc.
10601 West 48th Ave.
Wheat Ridge, CO  80033

Donald A. Huebner                                   171,715(4)            *
ARC Wireless Solutions, Inc.
10601 West 48th Ave.
Wheat Ridge, CO  80033

Monty R. Lamirato                                   571,133(6)            *
ARC Wireless Solutions, Inc.
10601 West 48th Ave.
Wheat Ridge, CO  80033

Michael R. Maness                                   237,313(8)            *
ARC Wireless Solutions, Inc.
10601 West 48th Ave.
Wheat Ridge, CO  80033

Randall P. Marx                                   9,540,141(2)           6.1%
ARC Wireless Solutions, Inc.
10601 West 48th Ave.
Wheat Ridge, CO  80033

Steve Olson                                         587,559(6)            *
ARC Wireless Solutions, Inc.
10601 West 48th Ave.
Wheat Ridge, CO  80033

Gregory E. Raskin                                 4,069,162              2.6%
ARC Wireless Solutions, Inc.
10601 West 48th Ave.
Wheat Ridge, CO  80033

Robert E. Wade                                    3,834,238(7)           2.3%
ARC Wireless Solutions, Inc.
10601 West 48th Ave.
Wheat Ridge, CO  80033

All officers and directors as a group            20,637,012               13%
(eight persons)                          (2)(3)(4)(5)(6)(7)(8)

                                                Number of Shares      Percent of
Name and Address of Beneficial Owner         Beneficially Owned (1)     Class
------------------------------------         ----------------------     -----

Barry Nathanson                                   9,798,559              6.3%
6 Shore Cliff Place
Great Neck, NY  11023

Hudson River Investments, Inc.                   11,603,225              7.52%
c/o Mossack Fonesca Co. (BVI) Ltd.
Skelton Building, Main Street,
POB 3136
Toron Tortola, British Virgin Islands

Evansville Limited                                9,415,410              6.09%
c/o Quadrant Management Inc.
720 Fifth Avenue, 9th Floor
New York, NY  10019

---------------------

*    Less than one percent.

(1) "Beneficial ownership" is defined in the regulations promulgated by the U.S. Securities and Exchange Commission as having or sharing, directly or indirectly (1) voting power, which includes the power to vote or to direct the voting, or (2) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2) Includes 8,372,665 shares directly held by Mr. Marx, 98,983 shares in his ARC Wireless Solutions, Inc. 401(k) account, 40,000 shares held by his spouse's IRA and 28,493 shares owned beneficially through a 50% ownership of an LLC. Includes options to purchase 1,000,000 shares at $.18 per share until January 2, 2007, granted under the 1997 Stock Option and Compensation Plan all of which are currently exercisable. This does not include shares owned and warrants owned by the Harold and Theora Marx Living Trust, of which Mr. Marx's father is trustee, as Mr. Marx disclaims beneficial ownership of these shares. This also does not include shares owned by Warren E. Spencer Living Trust, of which Mr. Marx's mother-in-law is trustee, as Mr. Marx disclaims beneficial ownership of these shares.

(3) Includes 1,450,751 shares directly held by Mr. Balaban and Outside Director options granted under the 1997 Stock Option and Compensation Plan to purchase 125,000 shares at $0.15 per share until March 15, 2007 and options to purchase 50,000 shares at $.13 per share until February 21, 2008, all of which are currently exercisable.

(4) Includes 96,715 shares directly held by Dr. Huebner and Outside Director options granted under the 1997 Stock Option and Compensation Plan to purchase 75,000 shares at $0.11 per share until November 1, 2007, all of which are currently exercisable.

(5) Consists of 71,133 shares in Mr. Lamirato's ARC Wireless Solutions, Inc. 401(k) account and options to purchase 500,000 shares at $.12 per share until July 1, 2007, all granted under the 1997 Stock Option and Compensation Plan all of which are currently exercisable.

(6) Consists of 87,559 shares in Mr. Olson's ARC Wireless Solutions, Inc. 401(k) account and options to purchase 500,000 shares at $.12 per share until August 22, 2007, granted under the 1997 Stock Option and Compensation Plan and all of which are currently exercisable.

(7) Includes 3,734,238 shares directly held by Mr. Wade, 50,000 shares held by his spouse and options to purchase 50,000 shares at $.13 per share until February 21, 2008, granted under the 1997 Stock Option and Compensation Plan and all of which are currently exercisable.

(8) Includes 196,280 shares directly held by Mr. Maness and 41,033 shares held in his ARC Wireless Solutions, Inc. 401(k) account.

                          ITEM 1. ELECTION OF DIRECTORS

     At the Annual Meeting, the shareholders will elect four directors to serve as our Board of Directors. Each director will be elected to hold office until the next annual meeting of shareholders and thereafter until his successor is elected and qualified. The affirmative vote of a majority of the shares represented at the meeting is required to elect each director. Cumulative voting is not permitted in the election of directors. Consequently, each shareholder is entitled to one vote for each share of Common Stock held in his or her name. Each record holder of stock shall be entitled to vote in the election of directors and shall have as many votes for each of the shares owned by him as there are directors to be elected and for whose election he has the right to vote. As a result, a shareholder may vote all of his or her shares for each nominee, but may not cumulate the votes to vote more than the total number of shares owned for any one nominee. In the absence of instructions to the contrary, the person named in the accompanying proxy shall vote the shares represented by that proxy for the persons named below as management's nominees for directors. Each of the nominees currently is a director of the Company.

     Each of the nominees has consented to be named in this Proxy Statement and to serve on the Board of Directors if elected. It is not anticipated that any of the nominees will become unable or unwilling to accept his nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person as the Board of Directors may recommend.

     The following table sets forth, with respect to each nominee for director, the nominee's age, his positions and offices with the Company, the expiration of his term as a director, and the year in which he first became a director. Individual background information concerning each of the nominees follows the table. For additional information concerning the nominees, including stock ownership and compensation, see "Executive Compensation," "Beneficial Ownership of The Company's Equity Securities," and "Certain Transactions With Management and Principal Shareholders."


                                                                    Expiration Of      Initial Date
       Name           Age     Position With The Company           Term As Director     As Director
       ----           ---     -------------------------           ----------------     -----------
Sigmund A. Balaban    64      Director; Audit Committee          Next Annual Meeting       1994
                              Chairman

Donald A. Huebner     62      Director                           Next Annual Meeting       1998

Randall P. Marx       54      Chief Executive Officer;           Next Annual Meeting       1990
                              Chairman of Board; Secretary;
                              Director

Robert E. Wade        60      Director; Compensation             Next Annual Meeting       2005
                              Committee Chairman

     Sigmund A. Balaban. Mr. Balaban has served as Director since December 1994. Mr. Balaban had served as Senior Vice President / Corporate Secretary, of Fujitsu General America, Inc. of Fairfield, New Jersey, from 2000 until July of 2001 when he retired. Mr. Balaban was Vice President, Credit of Teknika Electronics from 1986 to 1992 and was Senior Vice President and General Manager of Teknika Electronics from 1992 to 2000. In October 1995, Teknika Electronics changed its name to Fujitsu General America, Inc. Fujitsu General America, Inc. is a subsidiary of Fujitsu General, Ltd., a Japanese multi-line manufacturer. Mr. Balaban also is a member of the Board of Directors of Double Eagle Petroleum Co., the stock of which is publicly traded.

     Donald A. Huebner. Dr. Huebner is currently a Staff Consultant with Ball Aerospace and Technology Corp. Dr. Huebner was our Chief Scientist from July 2000 to January 2002. He has served as a Director of the Company since 1998. Dr. Huebner served as Department Staff Engineer with Lockheed Martin Astronautics in Denver, Colorado from 1986 to July 2000. In this capacity, Dr. Huebner served as technical consultant for phased array and spacecraft antennas as well as other areas concerning antennas and communications. Prior to joining Lockheed Martin, Dr. Huebner served in various capacities with Ball Communication Systems and Hughes Aircraft Company. Dr. Huebner also served as a part-time faculty member in the electrical engineering departments at the University of Colorado at Boulder, California State University at Northridge, and University of California, Los Angeles ("UCLA"). Dr. Huebner also has served as consultant to various companies, including as a consultant to the Company from 1990 to the present. Dr. Huebner received his Bachelor of Science in Electrical Engineering from UCLA in 1966 and his Masters of Science in Electrical Engineering from UCLA in 1968. Dr. Huebner received his Ph.D. from UCLA in 1972 and a Masters in Telecommunications from the University of Denver in 1996. Dr. Huebner is a member of a number of professional societies, including the Antennas And Propagation Society and Microwave Theory And Technique Society of the Institute of Electrical and Electronic Engineers.

     Randall P. Marx. Mr. Marx became our Chief Executive Officer in February 2001 and has served as a Director since May 1990. He also has been Chairman of our Board of Directors since February 2001. Mr. Marx served as Chief Executive Officer from November 1991 until July 2000, as Treasurer from December 1994 until June 30, 2000 and as Director of Acquisitions from July 2000 until February 2001. From 1983 until 1989, Mr. Marx served as President of THT Lloyd's

Inc., Lloyd's Electronics Corp. and Lloyd's Electronics Hong Kong Ltd., international consumer electronics companies. Lloyd's Electronics had domestic revenues of $100 million and international revenues of $30 million with over 400 employees worldwide. As CEO and President of THT Lloyd's Inc., a $10 million electronics holding company, Mr. Marx supervised the purchase of the Lloyd's Electronics business from Bacardi Corp. in 1986. As CEO and President of Lloyd's Electronics, Mr. Marx was directly responsible for all domestic and international operations including marketing, financing, product design and manufacturing with domestic offices in New Jersey and Los Angeles and international offices in Hong Kong, Tokyo and Taipei. Mr. Marx also is a member of the Board of Directors of InfoSonics Corporation, the stock of which is publicly traded.

     Robert E. Wade. Mr. Wade became a Director in December 2005. A former bank director, Mr. Wade currently serves as a member of the boards of directors of the following mutual funds: Franklin Mutual Series Fund Inc. since 1996, , Franklin Mutual Recovery Fund since 2003, Franklin Managed Trust and Franklin Value Investors Trust since 2004; and since 2006: Templeton Growth Fund, Inc., Templeton Funds, Inc., Templeton Global Smaller Companies Fund, Templeton Income Trust, Templeton Developing Markets Trust, Templeton Global Opportunities Trust, Templeton Global Investment Trust, Templeton Emerging Markets Fund, Templeton China World Fund, Templeton Global Income Fund, Templeton Emerging Markets Income Fund, Templeton Dragon Fund, Inc., and Templeton Russia And East European Fund, Inc. In March of 2005, Mr. Wade was named Chairman of the Board of Franklin Mutual Series Fund Inc., having previously served as Chairman of its Audit Committee. He has also been a director of El Oro and Exploration Co. plc. since 2003. Mr. Wade is a practicing attorney in New Jersey and is a trustee of the Newark Museum, Newark, NJ.

Recommendation of the Board of Directors

     The Board of Directors unanimously recommends that the shareholders vote FOR the election of the four nominees named above.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS
                             AND EXECUTIVE OFFICERS

     Other Executive Officers and Directors

     The following table sets forth with respect to each other executive officer, the officer's age, the officer's positions and offices with the Company, the expiration of his term as an officer and the period during which he has served.

                                                                    Initial Date
     Name            Age          Position With The Company          As Officer
     ----            ---          -------------------------          ----------
Monty R. Lamirato    50      Chief Financial Officer; Treasurer         2001

Steven C. Olson      49      Chief Technology Officer                   2001

Gregory E. Raskin    52      President; Chief Executive Officer         2001
                             of Winncom; Director

     Monty R. Lamirato. has been Chief Financial Officer and Treasurer since June 2001. Prior to joining the Company Mr. Lamirato served as the VP Finance for GS2.Net, Inc, an application service provider, from November 2000 to May 2001. From June 1999 to October 2000 was Vice President of Finance for Planet Outdoors.com, an e-commerce retailer. From November 1993 to June 1999 Mr. Lamirato was President and Shareholder of Monty R. Lamirato, PC, a business consulting firm. Mr. Lamirato has been a certified public accountant in the State of Colorado since 1978.

     Steven C. Olson. Mr. Olson serves as our Chief Technology Officer. Prior to joining ARC Wireless in August 2001, Mr. Olson was employed at Ball Aerospace for 14 years, including the last five years as Director of Engineering for Ball's Wireless Communications Solutions Division. In this capacity Mr. Olson led the development of new technologies, resulting in industry leading antenna solutions for the wireless communications market. Before the Ball Wireless Communications unit was formed, Mr. Olson developed Ball's high performance, low cost AirBASE(TM) antenna technology, specifically for use in its future commercial wireless business. He received his Bachelors and Masters of Science degrees in Electrical Engineering from the University of Utah in 1984 and 1985, respectively.

     Gregory E. Raskin. Mr. Raskin, President of the Company and CEO of Winncom. He founded Winncom in 1995 and joined us coincident with the acquisition of Winncom in May 2000. Mr. Raskin was elected as a Director of the Company in February 2001. Previous to Winncom, he was founder and President of a company that introduced (and certified) Wireless LANs to former Soviet Block Countries. He holds MS degrees in Electrical Engineering and Control System Engineering.

     Mr. Raskin is currently a director of the Company and is not standing for reelection. As discussed below in "Item 2. Proposal to Approve the Sale of Winncom Technologies Corp. - Interests of Directors and Executive Officers in the Sale of Winncom," Mr. Raskin will continue to be employed by Winncom in the event that the shareholders of the Company approve the sale of Winncom. Because of this fact, both the Company and Mr. Raskin believe that it is in the best interests of the shareholders if Mr. Raskin is not reelected as a director of the Company. If the sale of Winncom is approved, Mr. Raskin will also resign from his position as the President of the Company. The seat on the Board of Directors currently occupied by Mr. Raskin will become vacant immediately after the Annual Meeting, and will remain vacant until the Board of Directors or the shareholders of the Company fill that board seat. After the Annual Meeting, the Board of Directors will determine whether to add one or more additional directors. If the shareholders do not approve the sale of Winncom, it is possible that the Board of Directors could elect Mr. Raskin to become a director. This possibility has not been considered by the Board of Directors.

     Each of our officers serves at the pleasure of the Board of Directors. There are no family relationships among our officers and directors.

     Board Meetings

     The Board of Directors met five times during the fiscal year ended December 31, 2005, and each director participated in at least 75% of the meetings of the Board of Directors. At this time the Company has not adopted a formal process for security holders to send communications to the Board of Directors because the Chairman of the Board of Directors, who is also the Company's Chief Executive Officer, has had a longstanding practice of striving to promptly respond to shareholder inquiries, either by e-mail, letter or telephone.

     The Company encourages each member of the Board of Directors to attend the Annual Meeting of the shareholders, but does not require any member to do so. The Company did not have an annual meeting of the shareholders during the 2005 fiscal year. All four of the then-incumbent directors attended the Company's last annual meeting of the shareholders, held on November 9, 2004.

     Committees of the Board of Directors

     The Company has standing audit and compensation committees of the Board of Directors. The Company does not currently have a standing nominating committee of the Board of Directors because it believes that the nominating functions should be relegated to the full board.

     Audit Committee

     The Company's audit committee (the "Audit Committee") consists of three independent directors, Mr. Sigmund A. Balaban, who is Chairman of the committee, Mr. Robert E. Wade and Dr. Donald A. Huebner. For fiscal year 2005, and until January 2, 2006, the Audit Committee consisted of Mr. Sigmund A. Balaban, Chairman, Mr. Randall P. Marx and Mr. Gregory E. Raskin. The responsibilities of the Audit Committee include overseeing our financial reporting process, reporting the results of its activities to the Board of Directors, retaining and ensuring the independence of our auditors, approving services to be provided by our auditors, reviewing our periodic filings with the independent auditors prior to filing, and reviewing and responding to any matters raised by the independent auditors in their management letter. The Board of Directors has determined that at least one member of the Audit Committee, Mr. Sigmund A. Balaban, is an Audit Committee financial expert. The Audit Committee met one time during the fiscal year ended December 31, 2005. Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Annex A. The Audit Committee will review and assess the adequacy of the audit committee charter annually.

     Audit Committee Report

     Management is responsible for the Company's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes and to engage and discharge the Company's auditors. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. Some of us are not accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America, and on the representations of the independent auditors included in the report on the Company's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, or that the Company's independent accountants are in fact "independent."

     In this context, the Audit Committee has met and held discussions separately with management and the independent accountants. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect.

     The Company's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee discussed with the independent accountants that firm's independence and considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence.

     Based on the Audit Committee's discussion with management and the independent accountants, and the Audit Committee's review of the representations of management and the report of the independent accounts to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

     Submitted by the Audit Committee of the Company's Board of Directors:

                                             Sigmund A. Balaban, Chairman

                                             Robert E. Wade

                                             Donald A. Huebner

     Compensation Committee

     The Board of Directors currently has a compensation committee (the "Compensation Committee"), consisting of Mr. Robert E. Wade, the Chairman of the Compensation Committee, Mr. Randall P. Marx, Mr. Gregory E. Raskin and Mr. Sigmund A. Balaban, which met two times and two times, respectively, during the years ended December 31, 2005 and 2004.

     Compensation Committee Report

     The following is a report of the Compensation Committee of the Board of Directors on executive compensation policies for the fiscal year ended December 31, 2005. The Committee is composed of Mr. Randall P. Marx, Mr. Gregory E. Raskin, Mr. Sigmund A. Balaban and Mr. Robert E. Wade, is responsible for administering the compensation program for executive officers of the Company and making all related decisions.

     The principal elements of the compensation program for executive officers are base salary, performance-based annual bonuses, and options granted under the Company's 1997 Stock Option and Compensation Plan. The goals of the program are to ensure that a strong relationship exists between executive compensation and the creation of shareholder value, and that executive officers are strongly motivated and retained. The Company's compensation philosophy is to create a direct relationship between the level of total executive officer compensation and the Company's success in meeting its annual performance goals as represented by its annual business plan. An additional element of this philosophy is to reward equitably relative contributions and job performances of individual executive officers.

     Base Salary

     The Company's executive officers, including the Chief Executive Officer and President, historically have had multi-year employment agreements with the Company. As of August 4, 2006, each of the Chief Executive Officer, the President, and the Chief Financial Officer has an employment agreement with the Company. Annual salaries for the Company's executive officers, including the Chief Executive Officer and President, are generally reviewed prior to the expiration of employment agreements in effect, based on a number of objective and subjective factors. Objective factors considered include Company's financial performance relative to business plan profit objectives, although no specific formulas based on such factors are used to determine salaries. Salary decisions are based primarily on the Compensation Committee's subjective analysis of the factors contributing to the Company's success and of the executive's individual contributions to that success.

     Options

     Executive officers are eligible to receive stock options to purchase shares of the Company's common stock pursuant to the Company's 1997 Stock Option and Compensation Plan (the "Plan"). The Plan is administered by an option committee.

     Performance-based Annual Bonuses

     Cash bonuses based on the Company's performance are awarded to the executive officers under an incentive compensation plan. Under the plan which historically has served as the basis for bonuses paid, executive officers received a percentage of their base pay based on the overall performance of the Company. Additional bonuses may be awarded at the discretion of the Committee in recognition of special accomplishments. Thus, whether the executive officers' total pay is comparable to the compensation of executives with similar responsibilities at comparable companies may vary from year to year depending upon the Company's performance.

     CEO Compensation

     We entered into a new written three year employment agreement with Mr. Marx effective January 2, 2004. In accordance with his employment agreement, Mr. Marx is to receive an annual base salary of $195,000 in 2004, $235,000 in 2005 and $245,000 in 2006. In addition, Mr. Marx can receive bonuses up to $90,000, $100,000 and $150,000 in 2004, 2005 and 2006, respectively if certain net profit goals are achieved. Mr. Marx earned a bonus of $50,000 for 2005 and $90,000 for 2004, Mr. Marx is eligible to receive a bonus as follows:

     2005 Net Profit   Bonus
     ---------------   -----

     $250,000          $25,000
     $500,000          $50,000
     $1,000,000        $100,000

     2006 Net Profit   Bonus
     ---------------   -----

     $500,000          $50,000
     $1,000,000        $100,000
     $1,250,000        $125,000
     $1,500,000        $150,000

     Other Compensation

     An additional element of the executive officer's compensation, which is not performance-based, is the matching of eligible contributions by the Company under the Company's 401(k) plan.

     The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately. The Committee believes that compensation levels during the 2006 fiscal year adequately reflect the Company's compensation goals and policies.

     Submitted by the Compensation Committee of the Company's Board of
Directors:

      Robert E. Wade                         Randall P. Marx

      Sigmund A. Balaban                     Gregory E. Raskin


     Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is composed of Mr. Robert E. Wade, Mr. Sigmund
A. Balaban, Mr. Gregory E. Raskin, and Mr. Randall P. Marx. None of these individuals served as a member of the compensation committee of another entity that has an executive officer serving on the Compensation Committee of the Company. No executive officer of the Company served as a director of another entity that has an executive officer serving on the Compensation Committee of the Company. No executive officer of the Company served as a member of the compensation committee of another entity, which had an executive officer serving as a director of the Company. Mr. Marx and Mr. Raskin are executive officers of the Company.

     Nominating Committee

     As disclosed above, the entire Board of Directors serves as the Company's Nominating Committee. Nominees for director will be selected by a majority of the Company's directors. In selecting nominees for the board, the Company is seeking a board with a variety of experiences and expertise, and therefore will consider business experience in the telecommunications industry, financial expertise, independence from transactions with the Company, experience with publicly traded companies, experience with relevant regulatory matters in which the Company is involved and reputation for integrity and professionalism. There have been no material changes to the procedures by which security holders may recommend nominees to our Board of Directors.

                             EXECUTIVE COMPENSATION

     The following table sets forth in summary form the compensation of our Chief Executive Officer and each other executive officer who received total salary and bonus exceeding $100,000 during any of the three successive fiscal years ending December 31, 2005 (the "Named Executive Officers").


                                                                                        Long Term Compensation
                                                                           ------------------------------------------------
                                          Annual Compensation                       Awards                  Payouts
                              -------------------------------------------  -----------------------  -----------------------
                                                                           Restricted   Securities
                                                             Other Annual    Stock      Underlying   LTIP       All Other
                              Fiscal     Salary     Bonus    Compensation    Awards      Options    Payouts    Compensation
Name and Principal Position    Year      ($) (1)    ($) (2)      ($) (3)      ($)          (#)      ($) (4)      ($) (5)
---------------------------    ----      -------    -------      -------      ---          ---      -------      -------

Randall P. Marx                2005      235,000     50,000        0           0            0         0             0
Chief Executive Officer,
Secretary and Director         2004      195,000     90,000        0           0            0         0             0

                               2003      195,000          0        0           0            0         0             0

Gregory E. Raskin              2005      385,000     98,000        0           0            0         0             0
President, and Director
                               2004      321,000     90,000        0           0            0         0             0

                               2003      300,000     25,000        0           0            0         0             0

Monty R. Lamirato              2005     150,000      15,000        0           0            0         0             0
Chief Financial Officer and
Treasurer                      2004     135,000           0        0           0      500,000         0             0

                               2003     125,000      20,000        0           0            0         0             0

Steve C. Olson                 2005     175,000      49,000        0           0            0         0             0
Chief Technology Officer
                               2004     162,000      37,000        0           0      500,000         0             0

                               2003     155,000      16,000        0           0            0         0             0


                                       15

---------------------

(1) The dollar value of base salary (cash and non-cash) earned during the year indicated.

(2) The dollar value of bonus (cash and non-cash) earned during the year indicated.

(3) During the period covered by the Summary Compensation Table, we did not pay any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property.

(4) We do not have in effect any plan that is intended to serve as incentive for performance to occur over a period longer than one fiscal year except for our 1997 Stock Option and Compensation Plan.

(5) All other compensation received that we could not properly report in any other column of the Summary Compensation Table including our annual contributions or other allocations to vested and unvested defined contribution plans, and the dollar value of any insurance premiums paid by, or on behalf of, the Company with respect to term life insurance for the benefit of the named executive officer, and, the full dollar value of the remainder of the premiums paid by, or on behalf of, us.

     Option Grants in Last Fiscal Year

     There we no individual grants of stock options made to Named Executive
Officers during the fiscal year ended December 31, 2005.

     Aggregated Option Exercises for Last Fiscal Year and Fiscal Year-End Option
Values

     The following table provides certain summary information concerning stock option exercises during the fiscal year ended December 31, 2005 by the Named
Executive Officers and the value of unexercised stock options held by the Named
Executive Officers as of December 31, 2005.



                                       16

                                         Aggregated Option Exercises
                                   For Fiscal Year Ended December 31, 2005
                                        And Year-End Option Values (1)


                                                          Number of Securities       Value of Unexercised
                                                         Underlying Unexercised             In-the-
                                                         Options at Fiscal Year-        Money Options at
                                                               End (#) (4)          Fiscal Year-End ($) (5)
                                                       --------------------------  --------------------------
                       Shares
                    Acquired on          Value
     Name           Exercise (2)    Realized ($)(3)    Exercisable  Unexercisable  Exercisable  Unexercisable
     ----           ------------   ------------------  -----------  -------------  -----------  -------------


Randall P. Marx          0                     0        1,000,000              0            0               0

Gregory E. Raskin        0                     0                0              0            0               0

Monty R. Lamirato        0                     0          500,000              0            0               0

Steve C. Olson           0                     0          500,000              0            0               0

----------

(1)  No stock appreciation rights are held by any of the Named Executive
     Officers.

(2) The number of shares received upon exercise of options during the year ended December 31, 2005.

(3) With respect to options exercised during the year ended December 31, 2005, the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.

(4) The total number of unexercised options held as of December 31, 2005, separated between those options that were exercisable and those options that were not exercisable on that date.

(5) For all unexercised options held as of December 31, 2005, the aggregate dollar value of the excess of the market value of the stock underlying those options over the exercise price of those unexercised options. These values are shown separately for those options that were exercisable, and those options that were not yet exercisable, on December 31, 2005. As required, the price used to calculate these figures was the closing sale price of the common stock at year's end, which was $0.10 per share on December 31, 2005.

     Employee Retirement Plans, Long-Term Incentive Plans, and Pension Plans

     Other than our stock option and 401(k) plan, we have no employee retirement plan, pension plan, or long-term incentive plan to serve as incentive for performance to occur over a period longer than one fiscal year.

     1997 Stock Option and Compensation Plan

     In November 1997, the Board of Directors approved our 1997 Stock Option and
Compensation Plan (the "Plan"). Pursuant to the Plan, we may grant options to purchase an aggregate of 5,000,000 shares of our common stock to key employees, directors, and other persons who have or are contributing to our success. On
November 9, 2004, the shareholders approved to amend the 1997 Stock Option and Compensation Plan to allow for an aggregate of 10,000,000 options to be granted under "the Plan". The options granted pursuant to the Plan may be incentive

                                       17

options qualifying for beneficial tax treatment for the recipient or they may be non-qualified options. The Plan is administered by an option committee that determines the terms of the options subject to the requirements of the Plan, except that the option committee shall not administer the Plan with respect to automatic grants of options to our directors who are not our employees. The option committee may be the entire board or a committee of the board.

     Through May 24, 2000, directors who were not also our employees ("Outside
Directors") automatically received options to purchase 250,000 shares pursuant to the Plan at the time of their election as an Outside Director. These options held by Outside Directors were not exercisable at the time of grant. Options to purchase 50,000 shares became exercisable for each meeting of the Board of Directors attended by each Outside Director on or after the date of grant of the options to that Outside Director, but in no event earlier than six months following the date of grant. The exercise price for options granted to Outside
Directors was equal to the closing price per share of our common stock on the date of grant. All options granted to Outside Directors expired five years after the date of grant. On the date that all of an Outside Director's options became exercisable, options to purchase an additional 250,000 shares, which were exercisable no earlier than six months from the date of grant, were automatically granted to that Outside Director. On May 24, 2000, the Board of
Directors voted to (1) decrease the amount of options automatically granted to Outside Directors from 250,000 to 25,000 options, and (2) decrease the amount of exercisable options from 50,000 to 5,000 per meeting. The term of the Outside
Director option granted in the future was lowered from five years to two years.
The other terms of the Outside Director options did not change.

     On July 5, 2002, the Board of Directors voted to (1) increase the number of options automatically granted to Outside Directors from 25,000 to 125,000 options, and (2) increase the number of exercisable options from 5,000 to 25,000 per meeting. The other terms of the Outside Director options did not change.

     The Company granted a total of 250,000 options to Outside Directors under the Plan during 2005 at exercise prices ranging from $.11 to $.15 per share. The
Company granted a total of 250,000 options to Outside Directors under the Plan during 2004 and 2002, at an exercise price of $.16 and $.13 per share, respectively. No options were granted during 2003.

     As of December 31, 2005, there were 425,000 exercisable options outstanding related to the grants to Outside Directors. Dr. Donald Huebner's employment terminated on January 31, 2002 but he continues as a Director of the Company, as such all of his options are disclosed as Outside Directors options.

     In addition to Outside Directors grants, the Board of Directors may grant incentive options to our key employees pursuant to the Plan. There were no options granted in 2003 but in 2005 and 2004, the board granted a total of 1,100,000 options under the Plan to employees with exercise prices ranging from $.12 to $.15. As of December 31, 2005, there were 2,100,000 exercisable options outstanding related to grants to employees, all of which were granted under the Plan.

                                       18

     Equity Compensation Plan Information

     Securities authorized for issuance under our equity compensation plans as of December 31, 2005 are as follows:


                               Number of securities to be   Weighted-average exercise      Number of securities remaining
                                issued upon exercise of        price of outstanding     available for future issuance under
                                  outstanding options,        options, warrants and          equity compensation plans
                                  warrants and rights                 rights             (excluding securities reflected in
       Plan Category                      (a)                          (b)                          column (a))
----------------------------   --------------------------   -------------------------   -----------------------------------

Equity compensation plans              2,525,000                       $.15                          6,267,000
approved by security holders

Equity compensation plans                   --                          --                                --
not approved by security
holders

Total                                  2,525,000                       $.15                          6,267,000


     Compensation of Outside Directors

     Standard Arrangements. Outside Directors are paid annual fees ranging from $6,000 to $30,000. Each Outside Director may, at the Director's discretion, elect in writing to accept the Company's restricted common stock in lieu of the cash payment of the quarterly director's fee within 48 hours of the last business day of the calendar quarter. If an Outside Director elects to receive the Company's restricted common stock in lieu of the quarterly cash payment, the price of the stock will be equal to the fair market value of the Company's common stock at the close of trading on the day the written election is made. Directors are also reimbursed for expenses incurred for attending meetings and for other expenses incurred on the Company's behalf. In addition, each Outside Director receives options to purchase shares of common stock (for details see the "1997 Stock Option and Compensation Plan" section above).

     Outside Directors vested 225,000, 200,000 and 100,000 stock options, respectively, during fiscal years ended December 31, 2005, 2004 and 2003. Outside Directors earned $2,050, $2,000 and $1,000, respectively in meeting attendance fees in 2005, 2004 and 2003, respectively and were paid with the issuance of 17,350 shares of restricted common stock in 2005, the issuance of 13,865 shares of restricted common stock in 2004 and 9,280 shares of restricted common stock in 2003.

     Other Arrangements. During the year ended December 31, 2005, no compensation was paid to our Outside Directors other than pursuant to the standard compensation arrangements described in the previous section. During the years ended December 31, 2005, 2004 and 2003 Mr. Sigmund Balaban, one of our outside directors was paid $30,000, $30,000 and $30,000, respectively, in connection with his position as Chairman of the Audit Committee.

     Employment Contracts and Termination of Employment and Change-In-Control Arrangements

     We entered into a new written three year employment agreement with Mr. Marx effective January 2, 2004. In accordance with his employment agreement, Mr. Marx is to receive an annual base salary of $195,000 in 2004, $235,000 in 2005 and $245,000 in 2006. In addition, Mr. Marx can receive bonuses up to $90,000, $100,000 and $150,000 in 2004, 2005 and 2006, respectively if certain net profit goals are achieved. Mr. Marx earned a bonus of $50,000 for 2005 and $90,000 for 2004.

     We entered into a written employment agreement with Gregory E. Raskin, President of our Winncom subsidiary and beneficial owner of 2.7 percent of our stock, or 4,069,162 shares, effective May 24, 2000. We entered into an employment agreement with Mr. Raskin effective as of June 1, 2002 with a term of two and one-half years. Pursuant to this agreement, Mr. Raskin received an annual base salary of $300,000 per year. Mr. Raskin was eligible to receive bonuses for each of the years ending December 31, 2002, 2003 and 2004 of between $50,000 and $300,000 depending upon Winncom achieving certain predetermined revenues and EBIDTA goals for those periods. Mr. Raskin earned a bonus of $25,000 and $50,000 for 2003 and 2002, respectively. In September 2004, we entered into a new two and one-half year employment agreement with Mr. Raskin effective October 1, 2004. Pursuant to the new agreement, Mr. Raskin received an annual base salary of $385,000 per year, and Mr. Raskin was eligible to receive bonus for the year ended December 31, 2004 between $25,000 and $90,000 depending upon Winncom achieving certain predetermined net income goals. Also pursuant to his employment agreement, Mr. Raskin is entitled to a bonus of $10% of net income for the years ended December 31, 2005 and 2006. Mr. Raskin earned a bonus of $98,000, $90,000 and $25,000 for 2005, 2004 and 2003, respectively.

     We entered into a new written employment agreement with Monty R. Lamirato, our Chief Financial Officer and Treasurer, effective July 1, 2005 for the period July 1, 2005 through June 30, 2007, at an annual base salary of $155,000. In addition, Mr. Lamirato is entitled to a bonus of $15,000 in each 2005 and 2006 if certain net profit goals are achieved. Mr. Lamirato earned a bonus of $15,000 for 2005.

     We entered into a written employment agreement with Monty R. Lamirato, our Chief Financial Officer and Treasurer, for the period July 1, 2004 through June 30, 2005, at an annual base salary of $145,000. In addition, Mr. Lamirato also received options to purchase 500,000 shares of our common stock at $0.12 per share exercisable from July 1, 2004 to July 1, 2007.

     We entered into a written employment agreement with Monty R. Lamirato, our Chief Financial Officer and Treasurer, effective June 22, 2001. The employment agreement was for the period June 22, 2001 through June 30, 2004, at an annual base salary of $111,000, adjusted to $125,000 on July 1, 2002. Mr. Lamirato also is eligible to earn bonuses of $35,000 or 3% of EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), whichever is greater, over the term of the agreement. Mr. Lamirato earned a bonus of $20,000 for 2003. Mr. Lamirato also received options to purchase 350,000 shares of our common stock at prices ranging from $.14 to $0.33 per share exercisable from June 22, 2001 through June 30, 2004.

     We entered into a new written employment agreement with Steven C. Olson, our Chief Technology Officer, effective August 22, 2004. The employment agreement is for the period August 22, 2004 through August 22, 2007 at an annual base salary of $175,000. Mr. Olson also is eligible to earn bonuses, upon achieving certain gross margin objectives, over the term of the agreement. Mr. Olson earned a bonus of $49,000 in 2005 and $37,000 in 2004. Mr. Olson also received options to purchase 500,000 shares of our common stock at a price of $0.12 per share from August 22, 2004 through August 22, 2007.

     We entered into a written employment agreement with Steven C. Olson, our Chief Technology Officer, effective August 13, 2001. The employment agreement was for the period August 13, 2001 through August 13, 2004 at an annual base salary of $155,000. Mr. Olson also is eligible to earn bonuses, upon achieving certain gross margin objectives, over the term of the agreement. Mr. Olson earned a bonus of $16,000, in 2003. Mr. Olson also received options to purchase 500,000 shares of our common stock at a price of $0.27 per share from August 13, 2001 through August 13, 2004.

     We have no compensatory plan or arrangement that results or will result from the resignation, retirement, or any other termination of an executive officer's employment with us or from a change-in-control or a change in an executive officer's responsibilities following a change-in-control, except that the 1997 Stock Option and Compensation Plan provides for vesting of all outstanding options in the event of the occurrence of a change-in-control.

     Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Act of 1934, as amended (the "Exchange Act") requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of ours. We believe that during the year ended December 31, 2005, our officers, directors and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements. In making these statements, we have relied upon the written representation of our directors and officers and our review of the monthly statements of changes filed with us by our officers and directors.

     Certain Transactions With Management and Principal Shareholders

     Except for the employment arrangements described elsewhere in this Proxy Statement, during fiscal year 2003 and during the interim period since the end of fiscal year 2003, there were no transactions between the Company and its directors, executive officers or known holders of greater than five percent of the Company's Common Stock in which the amount involved exceeded $60,000 and in which any of the foregoing persons had or will have a material interest.

     Comparison of Return on Equity

     Our common stock is traded in the Over-the-Counter Market under the symbol "ARCS". The following stock performance graph illustrates the yearly percentage change in the cumulative total shareholder return on our common stock, compared with the cumulative total return, assuming reinvestment of dividends (regarding shares other than our Common Stock on which no dividends have been paid) on: (i) the NASDAQ (U.S. Companies) Stock Index (the "NASDAQ U.S. Index") and (ii) an index (the "Peer Group Index"), based on a peer group (the "Peer Group") of four companies selected by us, whose primary business includes the manufacture and sale of antennas and distribution of wireless communication products, during the period from December 31, 2000 through December 31, 2005:

     Common Stock Performance Graph
     ------------------------------

     Graphic on file.


                               12/31/00   12/31/01   12/31/02   12/31/03   12/31/04   12/31/05
                               ---------------------------------------------------------------

ARC Wireless Solutions, Inc.   $ 100.00   $  72.00    $ 55.56   $ 160.05   $  87.50    $ 71.43
Peer Group                     $ 100.00   $ 152.14    $ 72.53   $ 145.76   $ 160.05    $ 66.97
NASDAQ Market Index            $ 100.00   $  79.32    $ 54.84   $  81.99   $  89.22    $ 91.12


     The entities included in the Peer Group are: EMS Technologies, Inc., Phazar Corp., Ingram Micro, Inc. and Tech Data Corp.

     In all cases, the cumulative total return assumes, as contemplated by Commission rules, the investment of $100 at December 31, 2000 in the common stock and the traded securities of the entities which comprise the NASDAQ U.S. Index and the Peer Group Index, and that any cash dividends on the common stock of each entity included in the data presented above were reinvested in that security. We have paid no dividends on our common stock.

     All data contained in the stock performance graph and data chart set forth above are derived from sources believed to be reliable, but, because of the possibility of human and mechanical error and other factors, are provided from such sources with no express or implied warranties of any kind, and without any representations, warranties or guarantees as to either the accuracy or timeliness of such data.

     Historical stock price performance should not be relied upon as indicative of future stock price performance.

     Notwithstanding any reference in our prior or future filings with the Commission which purport to incorporate this Proxy Statement by reference into another filing, such incorporation does not include any material included herein under the caption "Common Stock Performance Graph."

                     ITEM 2. PROPOSAL TO APPROVE THE SALE OF
                           WINNCOM TECHNOLOGIES CORP.

     The Board of Directors recommends that the shareholders vote in favor of the sale of the Company's subsidiary Winncom Technologies Corp. ("Winncom"). The affirmative vote of a majority of shares outstanding is necessary to approve the sale of Winncom.

                                  The Companies

Winncom Technologies Corp.

     Winncom is a wholly-owned subsidiary of the Company, which is in marketing, distribution and service of wireless component and network solutions in support of both voice and data applications, both domestically and internationally. Winncom's principal executive offices are located at 30700 Carter Street, Suite A., Solon, Ohio 44139.

     In October 2004, Winncom entered into a "Frame" Agreement (Agreement of Understanding) with Joint Stock Company Kazakhtelecom ("Kazakhtelecom"), Kazakhstan's national telecommunications operator for the Republic of Kazakhstan, that gives Winncom the right, subject to Winncom obtaining 100% financing for the project upon terms and conditions acceptable to Kazakhtelecom, and subject to a number of other matters, to undertake, on a turnkey basis, development of a modern telecommunications infrastructure to be located on the left bank of the City of Astana, Kazakhstan. With several competing bids, Winncom was awarded the contract after several months of negotiations. The total cost of the project is for a total of approximately $55,000,000.

     On May 9, 2005, the Export Import Bank of the United States ("Ex-Im Bank") Board of Directors approved the majority of the financing for a project awarded to Winncom Technologies Corp. ("Winncom") for the development of a modern telecommunications infrastructure to be located on the left bank of the City of Astana, Kazakhstan. The Ex-Im Bank is the official export credit agency of the United States. Ex-Im Bank's mission is to assist in financing the export of U.S. goods and services to international markets. In August 2005, Societe Generale bank, New York, NY, committed to finance up to $11 million of the remaining amount necessary for the previously announced turnkey telecommunications project in Kazakhstan. Societe Generale New York, NY, would be the lender for the entire $55 million to JSC Kazakhtelecom, of which the Ex-Im Bank of New York had previously agreed to guarantee up to $48 million. The primary guarantor for repayment of the $55 million would be Kazkommertsbank, Kazakhstan's largest bank.

     In January 2006, the Ex-Im Bank guaranteed portion of financing totaling approximately $48 million was closed and JSC Kazakhtelecom committed to the balance of the $55 million tender to either pay directly to Winncom or through a loan from other lenders.

     Societe Generale is lending the money to Kazkommertsbank on behalf of the end user, JSC Kazakhtelecom. JSC Kazakhtelecom had approved the work program and timeline for part of the project, submitted by Winncom earlier, which was a prerequisite prior to the closing of the previously announced $2.3 million financing for Winncom to accelerate the installation of the fiber optic cable. Winncom completed the installation of the fiber optic cable portion of the project in October 2005.

     The first phase of the contract is expected to be completed by the end of 2006 and is expected to generate revenues of $18 to $22 million.

     Principal products of Winncom include the following:

Unlicensed Wireless Products
----------------------------

     Unlicensed wireless products use frequencies that require a license to manufacture but not a license to use. Winncom's primary products are the Wi-Fi(R), WiMAX, and other license free products operating in the 900MHz to 5.8GHz and 60GHz frequency ranges for most license free standards. Any business or consumer may use these products as long as they do not interfere with other users. Winncom currently markets products manufactured by Alvarion, Axxcelera, Bridgewave, Cisco, Proxim("Terabeam"), Motorola, Nomadix, Orthogon Systems, Colubris, Sky Pilot and BellAir, all of which are leaders in the unlicensed communications hardware market. These products are used in high-speed (up to 1Gb) point-to-point and point-to-multi-point wireless networking applications, including, among others, internet access, hot spots, local and wide area networks (LAN/WAN), Voice Over IP (VoIP), telco applications and industrial process automation and data acquisition.

Licensed Wireless Products
--------------------------

     Licensed wireless products require a Federal Communications Commission ("FCC") license to operate on a specific frequency in a geographic area. Winncom distributes point-to-point microwave products including Alvarion, and Avante (Witcom). These microwave products are used as a backbone to connect service providers' cell sites or enterprise multiple locations for data and voice applications.

Voice Over Internet Protocol (VoIP)
-----------------------------------

     VoIP allows voice communications to be placed over standard Internet networks. This is critical for emerging Wireless Internet Service Providers so they can offer complete voice and data service to generate revenue to compete with DSL and Cable Modem service. Winncom distributes Avaya, Cisco, Lucent, Multitech, and VoIP products and Broadvox VoIP solutions for enterprise and residential markets. VoIP products combined with wireless environment delivers complete communication solutions for users of mobile devices such as PDAs, WEB PADs and Tablet PCs.

Antennas
--------

     Winncom sells both customer premise equipment (CPE) and base station antenna solutions as well as a full range of antennas for point-to-point and point-to-multi-point applications. Winncom offers directional panel antennas, as well as a variety of sectorized and omni-directional, amplified CPE antennas and Ethernet CPE antennas for wireless Internet access and various data and voice applications.

Accessories
-----------

     Winncom is a full service value-added distributor, specializing in the design and development of a host of accessory products. These products include the amplifiers, 2.4GHz-5.8GHz, and 2.4GHz-5.8GHz frequency converters, filters, power supplies, power cords, and environmental enclosures necessary for the installation and optimum performance of a wireless network. The 2.4GHz to 5.8GHz frequency converter, designed by Winncom engineers, enhances the deployment of the readily available low-cost 2.4GHz wireless WAN/ LAN equipment sold by Winncom. The main applications for this new solution include wireless Internet access, campus wireless LANs, and wireless spectrum WANs. The frequency converter will provide additional transmission channels in the unlicensed spectrum resulting in a considerable increase in bandwidth capacity. It also promotes usage of the 5.8GHz spectrum to supplement network performance where the 2.4GHz spectrum is saturated. The product is sold both domestically and internationally.

Network Infrastructure Product
------------------------------

     Winncom offers a complete line of high-performance voice and data infrastructure and security products by AVAYA Communication, Cisco, Comet, Lucent Technologies, Multitech, and RAD. The virtual private network systems
(VPN) enable organizations of all sizes, from small businesses to large enterprises and managed data service providers, to securely connect remote users, branch offices, business partners, and customers, taking full advantage of the cost savings and productivity enhancing benefits of virtual private networks. The voice and data products are designed for the new generation of network (NGN) architectures that cost-effectively integrate voice, video, and data on a single infrastructure, while providing reliability, ubiquity, and security to meet the challenges and dynamic requirements of the enterprise business environment from converged networks to e-business solutions.

Other Products
--------------

     Winncom offers a wide range of copper, coaxial and fiber cables and cable assembly products as well as lightning arrestors that are used in the installation, extension and protection of wireless end-to-end systems. Winncom also offers a variety of environmental enclosures for a broad range of wireless products for outdoor applications.

     Winncom continuously evaluates new products, exploring the new markets and pursues distribution alliances with manufacturers whose equipment complements Winncom's product offerings as well as the development of Winncom's proprietary products that include amplifiers, frequency converters, antennas, outdoor enclosures and RF accessories.

BlueCoral Limited ("BlueCoral")

     BlueCoral has had no operations prior to the proposed acquisition of Winncom, and was activated solely for the purpose of acquiring Winncom. If the proposed acquisition of Winncom is complete, BlueCoral's business will be to continue Winncom's existing lines of business. The principal executive offices of BlueCoral are located at: BlueCoral Limited, RSM House, Herbert Street, Dublin 2, Ireland.

     With the exception of Mr. Raskin's continued employment with Winncom after the sale of Winncom to BlueCoral, none of the officers, directors or employees of ARC Wireless Solutions, Inc. currently has or will have any affiliation with BlueCoral.

                               The Sale of Winncom

Background of the Merger

     Winncom's international business potential began growing significantly in calendar years 2004 and 2005. During that period, Winncom was awarded a $55,000,000 contract with the Joint Stock Company Kazahktelecom, the national telecommunications operation in the Republic of Kazahkstan, and was quickly becoming one of the leaders in telecommunications infrastructure business in that region of the world. Winncom's domestic sales remained consistent and margins continued to improve compared to previous years. The challenges and opportunities raised by Winncom's expansion led the Company's Board of Directors to begin reviewing the Company's overall business strategy.

     Between May and August of 2005, two third parties approached the Company on an unsolicited basis on the possibility of acquiring Winncom. Although our Board of Directors was not pursuing a sale of Winncom at that time, the Board of Directors determined that it would consider the possibility of such a sale if a third party made an attractive offer that the Board of Directors believed fully valued the asset. Accordingly, our Board of Directors authorized management to engage in preliminary discussions with those two companies and with one or more investment banking firms. Through October 2005, neither the discussions with the two companies or with the investment banking firms, resulted in any specific proposals or other developments for the Company.

     In November, 2005, Mr. Raskin, CEO and President of Winncom, met with LebGOK Trading AG, an affiliate of BlueCoral ("LebGOK"), while on business in Kazahkstan. During that meeting, Mr. Giorgio Solari, the sole member of the Board of Directors of LebGOK, expressed an interest in expanding LebGOK's current business to include telecommunications by acquiring Winncom from the Company. Upon his return to the United States, Mr. Raskin reported the details of this meeting to the Board of Directors of the Company. The Board of Directors requested that LebGOK's interest be expressed in writing and Mr. Raskin, after contacting Mr. Solari, informed the Board of Directors that a written offer was imminent. On November 29, 2005 the Company received a letter of intent from LebGOK to purchase Winncom. On December 8, 2005 the Company's Board of Directors met and authorized a counter offer to LebGOK, which our CEO conveyed to LebGOK by letter dated December 8, 2005. On February 14, 2006, the Company received a letter from LebGOK indicating that it was ready to execute a letter of intent to buy Winncom for $17,000,000 contingent upon certain terms and conditions specified by LebGOK.

     On February 21, 2006 the Board of Directors met to form a Special Committee consisting of Mr. Sigmund Balaban, Dr. Donald Huebner, Mr. Randall P. Marx and Mr. Robert E. Wade to pursue this transaction. The Special Committee then agreed that it would pursue negotiation and execution of a definitive purchase agreement with LebGOK that would require the deposit by LebGOK of the full amount of the purchase price in escrow upon signing the definitive Stock Purchase Agreement. Concurrently, the Company contacted the other interested third parties to confirm and discuss if they were still interested in acquiring Winncom and at what valuation. Neither party was interested in pursuing matters at that time. The Board of Directors then determined that the LebGOK offer was in the best interests of the Company's shareholders, and the Board of Directors authorized management to pursue the sale of Winncom Technologies Corp. to LebGOK Trading AG. Prior to execution of the final agreements, LebGOK designated BlueCoral to be the purchaser, and on July 28, 2006, we entered into a definitive agreement to sell Winncom to BlueCoral for $17 million cash.

Company's Plans after Annual Meeting

     If the shareholders approve the sale of Winncom, upon completion of the transaction, the Company intends to pursue the acquisition of one or more other businesses that appear attractive to the Board of Directors because of anticipated growth and profitability, intellectual property, and/or being synergistic with other portions of the Company's business. Also if the shareholders approve the sale of Winncom, and if the shareholders approve the reverse stock split described elsewhere in this Proxy Statement, the Company will determine whether to apply for listing on the American Stock Exchange or NASDAQ Capital Market and to implement the reverse split.

     If the shareholders do not approve the sale of Winncom, the Board of Directors will determine whether to solicit other offers to purchase Winncom and whether to proceed with a stock exchange listing and/or a reverse split.

Reasons for the Sale of Winncom

     Listed below are the material factors that the special committee and the Company's Board of Directors considered in their decision. Neither the Special Committee nor the Company's Board of Directors assigned any specific or relative weight to the factors listed below.

     One of the benefits to the Company of acquiring Winncom in 2000 was to bolster the Company's revenue growth. This was helpful, among other things, because of the risk and investment required in research and development to significantly increase the revenues of the Company's existing antenna business. Winncom's business did in fact grow at a steady rate with margins decreasing substantially over the first three years then stabilizing and slightly increasing after 2003. In 2005, with Winncom contributing approximately 50% of the Company's profit and accounting for over 80% of its revenue, the Board of Directors and its senior management determined that Winncom was being valued in the investment community as a distributor rather than as a supplier of telecommunications solutions. This, in the opinion of the Board of Directors and senior management, was due to Winncom's low margins, lack of design, manufacturing and intellectual property. Moreover, Winncom's recent expansion in international telecommunication business had not resulted in an increase in the awareness of the Company's overall business. Additionally, there continued to be no synergistic operational savings with the Winncom business. In reviewing peer distribution public companies, it was documented that the Winncom portion of the Company's business was valued comparably to other distributors. This, as well as Winncom's low margins, high risk to return ratio, and even lower international margins, were taken into consideration. Realizing that the Company cannot rely solely on its antenna business for growth, the Board of Directors and senior management then discussed that a divesture of Winncom and subsequent acquisition of one or more other companies with higher margins, intellectual property and more synergistic operational savings, would result in a better long term business scenario for the Company and its shareholders.

Recommendation of the Board of Directors and the Special Committee

     On July 27, 2006, the Special Committee unanimously determined that the sale of the stock of Winncom, based on the Stock Purchase Agreement and subject to the terms and conditions set forth in that agreement, is advisable, fair to, and in the best interests of the Company and its shareholders and recommended that the Board of Directors approve the Stock Purchase Agreement and proceed with a proxy statement for shareholder approval. In making its determination, the Special Committee considered a number of factors, as more fully described above under "Reasons for the Sale of Winncom."

     On July 27, 2006, at a meeting of the Board of Directors of the Company, with Mr. Raskin abstaining due to his continuing interest in Winncom, the Special Committee reported to the entire Board of Directors on its recommendation of the sale of Winncom based upon the Stock Purchase Agreement, and its determination of the advisability and fairness of the sale and the terms and conditions of the Stock Purchase Agreement. At the same meeting the Board of Directors of the Company, with Mr. Raskin abstaining, confirmed the conclusions of the Special Committee. Accordingly, the Board of Directors recommends that you vote "FOR" the approval of the sale of all the stock of Winncom as set forth in the Stock Purchase Agreement.

Consideration

     Upon signing the Stock Purchase Agreement, BlueCoral placed the full purchase price, $17,000,000, into an escrow account in the name of the escrow agent, Consumer Title Services, LLC, at UBS Financial Services, Inc. The terms of the escrow account provide that when the sale of Winncom is completed, BlueCoral will authorize the escrow agent to distribute the full amount of the purchase price to the Company.

Interests of Directors and Executive Officers in the Sale of Winncom

     In considering the recommendation of the Board of Directors that you vote "FOR" the sale of Winncom, you should be aware that the Company's directors and executive officers may have interests in the sale of Winncom that are different from , and/or in addition to, the interests of the Company's shareholders generally. In particular, Gregory E. Raskin, the President of the Company and a member of the Board of Directors of the Company, is also the Chief Executive Officer and President of Winncom. Upon the consummation of the sale of Winncom, Mr. Raskin will resign as the President of the Company. Mr. Raskin owns 4,069,162 shares of the Company's common stock.

     In addition, Mr. Raskin currently has an employment agreement with Winncom. We have been informed that if the sale of Winncom is consummated, Mr. Raskin will continue to be employed by Winncom as its Chief Executive Officer and President, under the same terms as are currently in place under that employment agreement.

     The Special Committee of independent directors carefully evaluated and negotiated the terms of the Stock Purchase Agreement and unanimously determined that the Stock Purchase Agreement and the sale of Winncom, upon the terms and conditions set forth in the stock purchase agreement, is advisable, fair to, and in the best interests of the Company and its unaffiliated shareholders and recommended that the Board of Directors approve the sale of Winncom. The Board of Directors has approved this matter (with Mr. Raskin abstaining).

     Both the Special Committee and the Board of Directors were aware of these differing interests and considered them, among other matters, in evaluating and negotiating the Stock Purchase Agreement, and in recommending to the shareholders that the sale of Winncom be approved.

Regulatory Approvals

     We are not aware of any material governmental or regulatory approval required for completion of the sale of Winncom.

                          The Stock Purchase Agreement

     The following discussion summarizes the material terms of the proposed sale of all the outstanding stock of Winncom by the Company. The following summary may not contain all of the information about the Stock Purchase Agreement that is important to you. The Company encourages each shareholder to read carefully the Stock Purchase Agreement, a copy of which is attached as Annex B to this Proxy Statement and is incorporated into this Proxy Statement by reference, in its entirety because it, not this Proxy Statement, is the legal document that governs the sale of Winncom.

     This Proxy Statement contains a description of representations and warranties made in the Stock Purchase Agreement. Representations and warranties are also set forth in the documents, including the Stock Purchase Agreement, that are attached or provided as annexes to this Proxy Statement. These representations and warranties were made only for the purposes of such documents as of specific dates, may be subject to important limitations and qualifications agreed to by the contracting parties, and may not be complete. Furthermore, these representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the document instead of establishing these matters as facts, and may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this Proxy

Statement. Accordingly, you should not rely upon the descriptions of representations and warranties contained in this Proxy Statement or the actual representations and warranties contained in such documents, including the Stock Purchase Agreement, as statements of factual information.

Closing and Effectiveness

     The sale of Winncom will occur and be effective on the closing date, which is the date specified by the parties to the Stock Purchase Agreement after the satisfaction or waiver of all of the pre-closing conditions set forth in the Stock Purchase Agreement. The main pre-closing condition set forth in the Stock Purchase Agreement is the approval of the sale of Winncom by the shareholders of the Company. On the closing date, the Company will transfer to BlueCoral all the issued and outstanding shares of Winncom in exchange for $17,000,000.

Escrow Agreement

     After signing the Stock Purchase Agreement, the parties then signed an Escrow Agreement (see attached Annex C) with Consumer Title Services, LLC as Escrow Agent, stipulating that the Escrow Fund be deposited in a UBS Financial Services, Inc. account. BlueCoral subsequently deposited into a UBS Financial Services, Inc. account, held in title by Consumer Title Services, LLC., the full amount of the purchase price, $17,000,000.

     If the proposal to sell Winncom is approved by the shareholders of the Company, BlueCoral will be obligated to promptly give written notice to the Escrow Agent authorizing the Escrow Agent to distribute the Escrow Fund, $17,000,000, to the Company. If the proposal to sell Winncom is not approved by the shareholders of the Company, the Company will be obligated to promptly give written notice to the Escrow Agent authorizing the Escrow Agent to distribute the Escrow Fund, plus interest, less fees and expenses, to BlueCoral.

Representations and Warranties

     Both the Company and Winncom make representations and warranties in the Stock Purchase Agreement that are subject, in some cases, to specified exceptions and qualifications and to disclosures made in confidential disclosure schedules delivered to BlueCoral, as to, among other things:

     o    corporate organization, standing and qualification;

     o corporate power and authority to execute the agreement and consummate the transactions contemplated under the agreement;

     o absence of conflicts with charter documents, absence of breaches of material contracts and agreements, absence of violations of laws applicable to the representing party;

     o    capitalization of Winncom;

     o    existence, location, and ownership of subsidiaries of Winncom;

     o    the absence of undisclosed liabilities or obligations of Winncom;

     o the absence of specified changes or events after a specified date to Winncom; and the conduct of Winncom after such specified date;

     o the financial statements, accounts receivable, inventory, and assets of Winncom;

     o compliance by Winncom of certain federal, state, county and local laws;

     o title to tangible assets of Winncom and the absence of certain liens on those tangible assets;

     o the ownership of real property and leasehold interests in leased real property of Winncom;

     o    tax matters;

     o material contracts of Winncom, including the validity and enforceability thereof, and the absence of material breaches or violations thereunder;

     o ownership of intellectual property of Winncom and the absence of infringement of any third party's intellectual property by Winncom;

     o Winncom's employee relations and benefits matters and compliance with the Employee Retirement Income Security Act of 1974;

     o Winncom's compliance with environmental laws and the absence of environmental claims against Winncom;

     o    insurance matters; and

     o    transactions with affiliates of Winncom.

     BlueCoral has made representations and warranties in the Stock Purchase Agreement to the Company that are subject, in some cases, to specified exceptions and qualifications and to disclosures made in confidential disclosure schedules delivered to the Company, as to, among other things:

     o    corporate organization, standing and qualification;

     o corporate power and authority to execute the agreement and consummate the transactions contemplated under the agreement; and

     o absence of conflicts with charter documents, absence of breaches of material contracts and agreements, absence of violations of laws applicable to the representing party.

     The representations and warranties in the Stock Purchase Agreement survive the closing of the sale of Winncom and terminate on December 31, 2007.

Completion of the Sale

     The Company has agreed to use its best efforts to complete the transactions contemplated by the Stock Purchase Agreement as promptly as practicable.

Access to Information

     Between the date the Stock Purchase Agreement was signed, and the closing date of the transactions contemplated by the Stock Purchase Agreement, the Company has agreed to furnish, or cause to be furnished, to BlueCoral, such financial, tax and operating data and other available information with respect to Winncom and its assets, properties, employees, businesses and operations as BlueCoral may reasonably request.

Taxes

     The Stock Purchase Agreement provides that Winncom assumes the responsibility for, and agrees to promptly pay, all taxes of Winncom incurred prior to the closing of the sale of Winncom, or relating to any action or inaction of Winncom occurring prior to the closing of the sale of Winncom by the Company, including taxes of the Company that are attributable to the income of Winncom.

Notices of Certain Events

     The Stock Purchase Agreement provides that each party has an obligation to promptly notify the other parties of any information:

     o which would prevent the consummation of the transactions contemplated by the Stock Purchase Agreement;

     o that would indicate a breach of the representations or warranties of any of the parties to the Stock Purchase Agreement; or

     o as to which any party intends to seek indemnity under any of the terms of the Stock Purchase Agreement.

Principal Conditions to the Completion of the Sale of Winncom

     The Company's obligations to complete the sale of Winncom pursuant to the Stock Purchase Agreement are subject to the satisfaction or waiver, on or prior to the closing, of the following conditions:

     o the representations and warranties of BlueCoral contained in the Stock Purchase Agreement must be true and correct in all material respects as of the closing date;

     o BlueCoral shall have performed and satisfied all covenants, conditions and agreements required or contemplated by the Stock Purchase Agreement to be performed and satisfied by it on or prior to the closing date;

     o delivery to the Company by BlueCoral of a certificate, dated as of the closing date, as to the satisfaction of the preceding two conditions;

     o no action, suit or proceeding, before any court or governmental body or authority, which would materially and adversely affect the transactions contemplated by the Stock Purchase Agreement, shall have been instituted or threatened on or before the closing date, nor shall any governmental investigation have been initiated which might reasonably be expected to lead to such litigation or proceeding;

     o the delivery by the escrow agent to the Company of the full purchase price $17,000,000; and

     o the approval of the sale of Winncom by the shareholders of the Company.

     BlueCoral's obligations to complete the sale of Winncom pursuant to the Stock Purchase Agreement are subject to the satisfaction or waiver, on or prior to the closing, of the following conditions:

     o the representations and warranties of the Company with regard to the compliance by Winncom of environmental matters shall be true and correct in all respects as of the closing date.

     o delivery to BlueCoral of a certificate, dated as of the closing date, as to the satisfaction of the preceding condition;

     o delivery to BlueCoral of a release and discharge by the Company, on behalf of itself and, with the exception of Mr. Raskin, each of its officers, directors, agents, employees, successors and assigns, and third parties acting on its behalf, of BlueCoral and Winncom, and each of their respective individual, joint or mutual, past, present and future officers, directors, agents, employees, affiliates, shareholders, controlling persons, subsidiaries, successors and assigns, from any and all claims demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which the Company now has, has ever had or may hereafter have against the respective releases arising contemporaneously with or prior to the closing date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the closing date, including, but not limited to, any rights to indemnification or reimbursement from the Company, whether pursuant to their respective organizational documents, contract or otherwise and whether or not relating to claims pending on, or asserted after, the Closing Date; provided, however, that the release shall not operate to release any obligations arising

          (i) under the Stock Purchase Agreement, (ii) under any obligation of the Winncom under any contract with the Company that is disclosed in the schedules to the Stock Purchase Agreement, or (iii) from fraud, gross negligence or intentional misconduct by Winncom or any of its employees;

     o no action, suit or proceeding before any court or governmental body or authority, which would prohibit the transactions contemplated hereby, shall have been instituted or threatened on or before the closing date, nor shall any governmental investigation have been initiated which might reasonably be expected to lead to such litigation or proceeding; and

     o the approval of the sale of Winncom by the shareholders of the Company.

Indemnification

     The Stock Purchase Agreement provides that the Company will indemnify, defend and hold harmless BlueCoral and its directors, officers, employees, and affiliates from and against any and all costs, expenses, losses, damages and liabilities (including attorneys' fees and expenses) suffered by any of BlueCoral and its directors, officers, employees, and affiliates to the extent resulting from, arising out of, or incurred with respect to, alleged to result from, arise out of or have been incurred with respect to, (i) any breach of or inaccuracy in any representation or warranty as of the date made or as of the closing date of the Company contained in the Stock Purchase Agreement, (ii) any breach of any covenant of the Company contained in the Stock Purchase Agreement, and (iii) any product shipped by Winncom to a customer prior to the closing date, limited to the total amount covered under such product's warranty, if any. The Stock Purchase Agreement specifically provides that the Company will not indemnify BlueCoral from any damages resulting from, arising out of or having been incurred with respect to any breach of or inaccuracy in any representation or warranty as of the date made or as of the closing date of Winncom made in the Stock Purchase Agreement.

     The Stock Purchase Agreement further provides that the Company will not have any liability under the Stock Purchase Agreement until the total of all damages incurred by BlueCoral and its affiliates exceeds three percent of the purchase price, after which the Company shall be liable for the amount of damages incurred by BlueCoral and its affiliated in excess of the three percent, up to a maximum amount equal to thirty percent of the purchase price.

     The Stock Purchase Agreement provides that BlueCoral will indemnify, defend and hold harmless the Company and its directors, officers, employees, and affiliates from and against any and all costs, expenses, losses, damages and liabilities (including attorneys' fees and expenses) suffered by any of the Company and its directors, officers, employees, and affiliates to the extent resulting from, arising out of, or incurred with respect to, alleged to result from, arise out of or have been incurred with respect to (i) any breach of or inaccuracy in any representation or warranty as of the date made or as of the closing date made by BlueCoral contained in the Stock Purchase Agreement, (ii) any breach of any covenant of BlueCoral contained in the Stock Purchase Agreement, and (iii) all costs, liabilities, taxes and expenses incurred by Winncom after the closing date that relate to the activities of Winncom after the closing date.

Fees and Expenses

     The Stock Purchase Agreement provides that all costs and expenses incurred by BlueCoral in connection with the Stock Purchase Agreement and the transactions contemplated by the Stock Purchase Agreement shall be borne by BlueCoral, and all costs and expenses incurred by the Company or otherwise in connection with the Stock Purchase Agreement, including but not limited to any and all expenses of the Company relating to the receipt of the consent of the shareholders of the Company, shall be borne by the Company.

Amendment and Waiver

     Any provision of the Stock Purchase Agreement may be amended or waived if, and only if such amendment or waiver is in writing and signed, in the case of an amendment, by BlueCoral and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege under the Stock Purchase Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

        ITEM 3. PROPOSAL TO RATIFY THE SELECTION OF HEIN + ASSOCIATES LLP AS THE COMPANY'S CERTIFIED INDEPENDENT ACCOUNTANTS

     The Board of Directors and its Audit Committee recommends that the shareholders vote in favor of ratifying the selection of the certified public accounting firm of HEIN + Associates LLP of Denver, Colorado as the auditors who will continue to audit financial statements, review tax returns, and perform other accounting and consulting services for the year ending December 31, 2006 or until the Board of Directors, in its discretion, replaces them. HEIN + Associates LLP also audited our financial statements for the fiscal years ended December 31, 2001, 2002, 2003, 2004 and 2005.

     An affirmative vote of the majority of shares represented at the meeting is necessary to ratify the selection of auditors. There is no legal requirement for submitting this proposal to the shareholders; however, the Board of Directors believes it is of sufficient importance to seek ratification. Whether the proposal is ratified or defeated, the Board of Directors may reconsider, at their discretion, its selection of HEIN + Associates LLP. It is expected that one or more representatives of HEIN + Associates LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.

Audit Fees

     The following table sets forth the aggregate fees billed to us by HEIN + Associates LLP for the years ended December 31, 2004 and December 31, 2005:

                                    2005           2004          2003
                                    ----           ----          ----
Audit fees                       $110,000(1)    $99,000(1)    $90,000(1)
Audit-related fees                      0(2)          0(2)          0(2)
Tax fee                            10,000(3)      9,000(3)     12,000(3)
All other fees                          0             0             0
Total audit and non-audit fees   $120,000      $108,000      $102,000

---------------------

(l) Includes fees for professional services rendered for the audit of ARC's annual financial statements and review of ARC's annual report on Form 10-K for fiscal years 2005, 2004 and 2003 and for reviews of the financial statements included in ARC's quarterly reports on Form 10-Q for the first three quarters of fiscal 2005, 2004 and 2003.

(2) Includes fees billed for professional services rendered in fiscal years 2005, 2004 and 2003, in connection with acquisition planning and due diligence.

(3) Includes fees billed for professional services rendered in fiscal years 2005, 2004 and 2003 in connection with tax compliance (including U.S. federal and state returns) and tax consulting.

Financial Information Systems Design and Implementation Fees

     During fiscal year 2005, the aggregate fees billed for the professional services described in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by HEIN + Associates LLP for fiscal year 2004 totaled $0.

All Other Fees

     During fiscal year 2005, all other fees billed for services rendered by HEIN + Associates LLP (other than the services described above) totaled $0.

     The Audit Committee's pre-approved policy requires that all services that the Company's independent auditor may provide to the Company, including audit services, must be pre-approved by the Audit Committee. In the event that an audit or non-audit service requires approval prior to the next scheduled meeting of the Audit Committee, the auditor must contact the Chairman of the Audit Committee to obtain such approval. The approval must be reported to the Audit Committee at its next scheduled meeting.

     The Board of Directors has considered whether the provision of the services covered in this section is compatible with maintaining HEIN + Associates LLP's independence and believes that it is.

Recommendation of the Board of Directors

     The Board of Directors unanimously recommends that the shareholders vote FOR the ratification of the selection of HEIN + Associates LLP as our certified independent accountants for the year ending December 31, 2006.

              ITEM 4. THE AUTHORIZATION OF THE REVERSE STOCK SPLIT

     The Board of Directors has unanimously approved and proposed for shareholder approval a reverse stock split in a range from 1 for 20 to 1 for 50. We believe that the reverse stock split may be beneficial to us due to the large number of shares that are outstanding. We believe that the low trading prices of the Common Stock may impair efficiency of the market for the Common Stock and that brokerage commissions on the purchase or sale of a relatively lower priced stock generally tend to represent a higher percentage of the sales price that the commission on a relatively higher priced stock. We believe that the reverse stock split will improve these factors and may inure to the benefit of our shareholders, the Company and the market for the Common Stock. At the Annual Meeting held on November 9, 2004, the shareholders of the Company approved a proposed recommendation to authorize the Board of Directors to determine whether to effect a reverse stock split on or before December 31, 2005. The Board of Directors subsequently approved the implementation of a reverse stock split in a range between one-for-twenty and one-for-fifty upon approval of the listing of the Company's stock on a stock exchange. The Company did file for listing on the American Stock Exchange, and its application was put on hold because of the possibility of the sale of Winncom. Regardless of the outcome of the vote by the shareholders of the sale of Winncom, the Company will determine whether to proceed with the application to the American Stock Exchange or to apply for listing on the NASDAQ Capital Market. If this Item 4 is approved, the Board of Directors shall have the ability, at any time prior to December 31, 2008, to set the effective time for the reverse split.

     If the reverse stock split were effected, we would have fewer shares outstanding. A reduction in the number of shares would increase the book value per share as well as the earnings (or loss) per share. These increases could make the Common Stock more attractive to larger brokerage houses, thereby possibly expanding the group of brokers interested in making a market for the Common Stock. Nevertheless, we cannot predict what effect the reverse stock split would have on the market price of the Common Stock.

     If the reverse stock split is approved by the shareholders, the effective time for the reverse stock split, if at all, will be as determined by our Board of Directors, and must be prior to December 31, 2008. If our Board of Directors so determines, between each 20 shares and 50 shares of Common Stock at the effective time shall be deemed to be one share of Common Stock without further action by our shareholders. It will not be necessary for a shareholder to exchange certificates representing stock issued prior to the reverse stock split for certificates representing shares resulting after the reverse stock split.

     If the reverse stock split is effected, we will not issue certificates for fractional shares. Instead, persons who are shareholders at the effective time of the reverse stock split and who otherwise would be entitled to a fractional share would be issued cash in lieu of fractional shares. All shares of Common Stock held by a record holder will be aggregated for purposes of computing the number of shares of Common Stock subject to the reverse stock split.

     We have not sought and do not intend to seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. Based on consultation with counsel, we believe that a shareholder who does not receive cash in connection with the reverse stock split would not recognize any gain or loss on the exchange and we would not recognize any gain or loss as a result of the reverse stock split.

     An affirmative vote of the majority of the outstanding shares is required to approve the reverse stock split.

Recommendation of the Board of Directors

     The Board of Directors unanimously recommends that the shareholders vote FOR the authorization of the Board of Directors to determine to effect a reverse stock split of our outstanding common stock.

                             ITEM 5: OTHER BUSINESS

     The Board of Directors of the Company is not aware of any other matters that are to be presented at the Annual Meeting, and it has not been advised that any other person will present any other matters for consideration at the meeting. Nevertheless, if other matters should properly come before the Annual Meeting, the shareholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, shall vote on such matters in accordance with their judgment.

                RESOLUTIONS PROPOSED BY INDIVIDUAL SHAREHOLDERS;
                     DISCRETIONARY AUTHORITY TO VOTE PROXIES

     In order to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of shareholders following the end of our 2006 fiscal year, proposals by individual shareholders must be received by us no later than May 26, 2007.

     In addition, the proxy solicited by the Board of Directors for the next annual meeting of shareholders will confer discretionary authority on any shareholder proposal presented at that meeting unless we are provided with notice of that proposal no later than August 18, 2007.

                             AVAILABILITY OF REPORTS

     A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, a copy of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006 and a copy of our amended Quarterly Report on Form 10-Q/A, for the quarterly period ended June 30, 2006 are being mailed to each shareholder with this Proxy Statement. Upon written request, we will provide, without charge, a copy of our 2005 Form 10-K to any shareholder of record, or to any shareholder who owns Common Stock listed in the name of a bank or broker as nominee, at the close of business on September 25, 2006. Any request for a copy of our 2005 Form 10-K should be mailed to ARC Wireless Solutions, Inc., 10601 West 48th Avenue, I-70 Frontage Road North, Wheat Ridge, Colorado 80033-2660,
Attention: Investor Relations.

                           FORWARD-LOOKING STATEMENTS

     This Proxy Statement and materials delivered with this Proxy Statement include "forward-looking" statements. All statements other than statements of historical facts included in this Proxy Statement and materials delivered with this Proxy Statement, including without limitation statements regarding our financial position, business strategy, and plans and objectives of management for future operations and capital expenditures, are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Additional statements concerning important factors that could cause actual results to differ materially from our expectations ("Cautionary Statements") are disclosed in the "Forward-Looking Statements--Cautionary Statements" section of our Annual Report on Form 10-K for the year ended December 31, 2005. All written and oral forward-looking statements attributable to us or persons acting on our behalf subsequent to the date of this Proxy Statement are expressly qualified in their entirety by the Cautionary Statements.

     This notice and Proxy Statement is sent by order of the Board of Directors.



Dated:  September 22, 2006                      Randall P. Marx
                                                Chief Executive Officer

                                    * * * * *

Annex A

                          ARC WIRELESS SOLUTIONS, INC.
                             Audit Committee Charter

Purpose
The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") is to oversee the processes of accounting and financial reporting of ARC Wireless Solutions, Inc. (the "Company") and the audits and financial statements of the Company.

Committee Structure
The Committee shall consist of at least two directors. Each member of the Committee shall meet the independence requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission. The Board may, at any time and in its complete discretion, replace a Committee member.

Meetings
The Committee shall meet as often as necessary. The Committee shall meet periodically in separate, private sessions with management and the independent auditor to discuss anything the Committee or these groups believe should be discussed. The Committee may require any Company officer or employee or the Company's outside counsel or external auditor to attend a Committee meeting or to meet with any members of, or consultants to, the Committee, and to provide pertinent information as necessary. The Committee shall maintain minutes and other relevant documentation of all its meetings.

Committee Authority and Responsibilities
The Committee shall directly appoint, retain and compensate the Company's independent auditor, subject to shareholder approval. The Committee has the sole authority to approve all audit engagement fees and terms, as well as all significant non-audit engagements with the independent auditor. The Committee shall be directly responsible for overseeing the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and the independent auditor shall report directly to the Committee.

The Committee shall preapprove all auditing and non-auditing services of the independent auditor, subject to de minimus exceptions for other than audit, review or attest services that are approved by the Committee prior to completion of the audit. Alternatively, the engagement of the independent auditor may be entered into pursuant to pre-approved policies and procedures established by the Committee, provided that the policies and procedures are detailed as to the particular services and the Committee is informed of each service.

The Committee shall have the authority to engage, without the approval of the Board, independent legal, accounting and other advisors as it deems necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Committee, to compensate the independent auditor, outside legal counsel or any other advisors employed by the Committee, and to pay ordinary Committee administrative expenses that are necessary and appropriate in carrying out its duties.

The Committee shall report regularly to the full Board, including regarding the performance of the Company's internal audit function. The Committee shall annually evaluate its own effectiveness.

The Committee shall review and reassess the adequacy of this Charter on an annual basis and submit proposed changes to the Board for approval.

The Committee has the powers and responsibilities delineated in this Charter. It is not, however, the Committee's responsibility to prepare and certify the Company's financial statements, to guaranty the independent auditor's report or to guaranty other disclosures by the Company. These are the fundamental responsibilities of management and the independent auditor. Committee members are not full-time Company employees and are not performing the functions of auditors or accountants.

Oversight of Company's Independent Auditor The Committee shall assure the regular rotation of the lead audit partner as required by Section 10A(j) of the Exchange Act.

The Committee shall set clear hiring policies for employees or former employees of the independent auditor that are consistent with Section 10A(l) of the Exchange Act.

The Committee shall review with the national office of the independent auditor any audit problems or difficulties and management's response.

Disclosure and Financial Statements
The Committee shall review and discuss with management and the independent auditor: (1) major issues regarding accounting principles and financial statement presentations, including significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (2) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (3) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

Discuss with management the type and presentation of information to be included in the Company's earnings press releases (paying particular attention to any use of "pro forma" or "adjusted" non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies. The discussion may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

The Committee shall obtain, review and discuss reports from the independent auditor regarding: (1) all critical accounting policies and practices to be used; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor and the reasons for favoring that treatment; and (3) other material written communications between the independent auditor and Company management, such as any management letter or schedule of unadjusted differences.

The Committee shall discuss with the independent auditor and then disclose the matters required to be discussed and disclosed by SAS 61, including any difficulties the independent auditor encountered in the course of the audit work, any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management.

The Committee shall review the CEO and CFO's disclosure and certifications under Sections 302 and 906 of the Sarbanes-Oxley Act.

Compliance and Regulatory Oversight Responsibilities The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company from its employees regarding accounting, internal accounting controls and auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Committee shall ascertain annually from the independent auditor whether the Company has issues under Section 10A(b) of the Exchange Act.

The Committee shall review with management and the independent auditor any correspondence with regulators and any published reports that raise material issues regarding the Company's accounting policies.

Annex B












STOCK PURCHASE AGREEMENT

                                  By and Among

                               BLUECORAL LIMITED,

                           WINNCOM TECHNOLOGIES CORP.

                                       and

                          ARC WIRELESS SOLUTIONS, INC.

                                   Dated as of

                                  July 28, 2006

                            STOCK PURCHASE AGREEMENT
                            ------------------------

     This Stock Purchase Agreement (this "Agreement") is entered into as of July 28, 2006 by and among Bluecoral Limited, a private company organized under the laws of Ireland ("Buyer"), ARC Wireless Solutions, Inc., a Utah corporation (the "Owner") and Winncom Technologies Corp., a Maryland corporation (the "Company").

                                    RECITALS
                                    --------


     WHEREAS, the Company is engaged in the business of marketing, distributing, and servicing wireless components and network solutions in support of both voice and data applications (the "Business");

     WHEREAS, Owner is the sole owner, free and clear of all adverse claims, of 100% of the issued and outstanding shares of common stock of the Company (the "Interests");

     WHEREAS, in order to induce Buyer to enter into this Agreement, Company has agreed to certain obligations pursuant to the terms and conditions of this Agreement; and

     WHEREAS, Owner desires to sell to Buyer the Interests, upon the terms and subject to the conditions set forth herein, and, subject to certain agreements by Owner as set forth in this Agreement, Buyer desires to purchase the Interests from Owner, subject to the terms, conditions, and agreements set forth herein.

     NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the following terms and conditions.

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

     "Accounts Receivable" shall have the meaning set forth in Section 5.1.

     "Affiliate" of a Person shall mean any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. When used in connection with any Person who is an individual, "Affiliate" shall include any member of such Person's family, whether by birth or marriage, within one generation.

     "Basket" shall have the meaning set forth in Section 8.2(c).

     "Business" shall have the meaning set forth in the Recitals.

     "Business Day" shall mean any day when the Federal Reserve Bank of New York is open for business.

     "Buyer" shall have the meaning set forth in the preamble in this Agreement.

     "Buyer Damages" shall have the meaning set forth in Section 8.2(a).

     "Buyer Indemnified Parties" shall mean Buyer and its successors, assigns, Affiliates and the agents and employees of any of them.

     "Claims" shall mean all demands, claims, actions or causes of action, assessments, complaints, directives, citations, information requests issued by government authority, legal proceedings, orders, notices of potential responsibility, losses, all damages or whatever nature (including, without limitation, diminution in value and lost profits), liabilities, sanctions, costs and expenses, including, without limitation, interest, penalties and attorneys' and experts' fees and disbursements.

     "Closing" shall have the meaning set forth in Section 2.3.

     "Closing Date" shall have the meaning set forth in Section 2.3.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Company" shall have the meaning set forth in the preamble.

     "Contract(s)" shall mean all written contracts, agreements, indentures, licenses, leases, commitments, arrangements, sales orders and purchase orders of every kind.

     "Debt" shall mean, with respect to the Company, (a) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices that are not secured by a Lien on any asset of such Company), (b) any other indebtedness which is evidenced by a credit facility, note, bond, debenture or similar instrument, (c) all obligations with respect to acceptances issued or created for the account of such Company, (d) all obligations for payments relating to non-compete agreements, (e) all obligations relating to any prior merger or acquisition of equity or assets, (f) severance or similar payments relating to the termination of employment contracts, (g) any indebtedness evidenced by capital leases, (h) any amounts payable to the Company's shareholders, officers, or Affiliates, (j) any change of control payments and (k) any amounts related to intercompany balances.

     "Disclosure Schedule" shall mean the disclosure schedule delivered to Buyer by Owner and attached hereto.

     "Dollars" and "$" shall mean United States dollars.

     "Employee Benefit Plan" shall mean any (a) Employee Pension Benefit Plan (including any Multiemployer Plan), (b) Employee Welfare Benefit Plan, or (c) other benefit or fringe benefit or perquisite plan, policy or program sponsored or maintained by either Company or any ERISA Affiliate for the benefit of any current or former employee, member or manager at or prior to the Closing.

     "Employee Pension Benefit Plan" shall have the meaning set forth in Section 3(2) of ERISA.

     "Employee Welfare Benefit Plan" shall have the meaning set forth in Section 3(1) of ERISA.

     "Environmental Claims" shall mean all Claims pursuant to Environmental Laws, including but not limited to, those based on, arising out of or otherwise relating to: (i) the Remediation, presence or Release of, or exposure to, Hazardous Materials or other environmental conditions initiated, existing or occurring prior to the Closing Date at, on, under, above, from, or about any Real Property or any real properties formerly owned, leased or operated by the Company or any of its predecessors or Affiliates; (ii) the off-site Release, treatment, transportation, storage or disposal prior to the Closing Date of Hazardous Materials originating from either Company's assets or business; or
(iii) any violations of Environmental Laws by either Company prior to the Closing Date, including reasonable expenditures necessary to cause such Company to be in compliance with or resolve violations of Environmental Laws.

     "Environmental Laws" shall mean any Laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act), including any plans, other criteria, or guidelines promulgated pursuant to such Laws, now or hereafter in effect relating to the Remediation, generation, production, installation, use, storage, treatment, transportation, Release, threatened Release, or disposal of Hazardous Materials, or noise control, or the protection of human health, safety, natural resources, animal health or welfare, or the environment.

     "Environmental Permits" shall mean any permits, licenses, certificates and approvals required under any Environmental Law.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "ERISA Affiliate" shall mean any business or entity which is a member of the same "controlled group of corporations," under "common control" or an "affiliated service group" with an entity within the meanings of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the entity under Section 414(o) of the Code, or is under "common control" with the entity, within the meaning of Section 4001(a)(14) of ERISA.

     "Escrow Agent" shall mean Consumer Title Services, LLC or such other Person as the parties hereto may select.

     "Escrow Agreement" shall have the meaning set forth in Section 2.4.

     "Financial Statements" shall have the meaning set forth in Section 3.6

     "GAAP" shall mean United States generally accepted accounting principles, consistently applied.

     "Governmental Authority" shall mean any agency, public or regulatory authority, instrumentality, department, commission, court, ministry, tribunal or board of any government, whether foreign or domestic and whether national, federal, provincial, state, regional, local or municipal.

     "Governmental Authorization" shall mean any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under Governmental Authority or pursuant to any Laws.

     Hazardous Materials" shall mean any wastes, substances, radiation, or materials (whether solids, liquids or gases): (i) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic; (ii) which are or become defined as "pollutants," "contaminants," "hazardous materials," "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," "solid wastes," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws; (iii) the presence of which on the Real Property cause or threaten to cause a nuisance pursuant to applicable statutory or common law upon the Real Property or to adjacent properties; (iv) which contain without limitation polychlorinated biphenyls
(PCBs), asbestos or asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, or petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof); or (v) which pose a hazard to human health, safety, natural resources, employees, or the environment.

     "Interests" shall have the meaning set forth in the Recitals.

     "Knowledge" with respect to any particular representation or warranty contained in this Agreement shall mean the actual knowledge or conscious awareness, after due inquiry, of a Person. Notwithstanding anything to the contrary herein, when used to apply to the "Knowledge" of Owner, "Knowledge" shall mean the actual knowledge or conscious awareness, after due inquiry, of the chief executive officer, chief financial officer, or other management level employees of Owner except for Gregory E. Raskin, and shall not include actual knowledge or conscious awareness, after due inquiry, of Gregory E. Raskin or of any other employee of the Company.

     "Laws" shall mean statutes, common laws, rules, ordinances, regulations, codes, licensing requirements, orders, judgments, injunctions, decrees, licenses, permits and bylaws of a Governmental Authority.

     "Liabilities" shall mean debts, liabilities, commitments, obligations, duties and responsibilities of any kind and description, whether absolute or contingent, monetary or non-monetary, direct or indirect, known or unknown or matured or unmatured, or of any other nature.

     "Lien" shall mean any security interest, lien, mortgage, charge, pledge, equitable interest, escrow, right of first refusal, sublease, option, license or encumbrance of any nature and in the case of securities any put, call or similar right of a third party with respect to such securities.

     "Litigation" shall mean any litigation, legal action, arbitration, proceeding, demand, claim or investigation against, affecting or brought by or against either Company or any present or former employees or independent contractors affiliated at any time with such Company relating to the Business, operations, assets or liabilities of such Company.

     "Material Adverse Effect" shall mean, with respect to the same or any similar events, acts, conditions or occurrences, whether individually or in the aggregate, a material adverse effect on or change in (a) the Business, condition (financial or otherwise), operations, prospects, assets or liabilities of the Company, (b) the legality or enforceability against Owner of this Agreement or
(c) the ability of Owner to perform its obligations and to consummate the transactions under this Agreement.

     "Multiemployer Plan" shall have the meaning set forth in Section 3(37) of ERISA.

     "Owner" shall have the meaning set forth in the preamble of this Agreement.

     "Owner's Certificate" shall have the meaning set forth in Section 7.1(b).

     "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, firm, partnership or other entity or government or Governmental Authority.

     "Purchase Price" shall have the meaning set forth in Section 2.2.

     "Real Property" shall have the meaning set forth in Section 3.11(b).

     "Release" means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Materials from any source (including without limitation, the Real Property and property adjacent to the Real Property) into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems.

     "Remediation" means any investigation, clean-up, removal action, remedial action, restoration, repair, response action, corrective action, monitoring, sampling and analysis, installation, reclamation, closure, or post-closure in connection with the suspected, threatened or actual presence or Release of Hazardous Materials.

     "Seller Damages" shall have the meaning set forth in Section 8.2(b).

     "Seller Indemnified Parties" shall mean Owner, its successors, assigns, Affiliates, and agents and employees of any of them.

     "Subsidiary(ies)" shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are, at the time the representation is made, directly or indirectly owned by the Person in question.

     "Taxes" shall mean all federal, state, local, foreign and other taxes, charges, fees, duties, levies, penalties or other assessments, including, without limitation, income, gross receipts, excise, profits, value added, real and personal property, sales, use, transfer, severance, stamp, occupation, disability, license, payroll, withholding, social security, franchise, gains, built in gains, unemployment insurance, workers' compensation, employer health tax or other taxes, including, without limitation, amounts payable in connection with applicable escheat laws, imposed by any Governmental Authority from time to time and shall include any interest, penalties or additions to tax attributable to any of the foregoing, whether disputed or not, including, without limitation, any liability for Taxes as a transferee or successor, by contract or otherwise.

     "Tax Return" shall mean all returns, declarations, reports, forms, estimates, information returns, statements or other documents (including any related or supporting information) filed or required to be filed with or supplied to any Governmental Authority in connection with any Taxes.

     "United States Accounts Receivable" shall have the meaning set forth in
Section 3.8.

     "United States Contracts" shall mean all Contracts that have a governing law provision pursuant to which the governing law of such Contract is a jurisdiction within the United States of America.

     "United States Governmental Authorizations" shall mean all Governmental Authorizations of any Governmental Authority located within the United States of America.

     "United States Laws" shall mean all Laws of all jurisdictions within the United States of America.

     Section 1.2 Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation" even if not followed actually by such phrase unless the context expressly provides otherwise. All references herein to Articles, Sections, paragraphs, Annexes, Exhibits and Disclosure Schedules shall be deemed references to this Agreement unless the context shall otherwise require. Unless otherwise expressly defined, terms defined in the Agreement shall have the same meanings when used in any Annex, Exhibit or Disclosure Schedule and terms defined in any Annex, Exhibit or Disclosure Schedule shall have the same meanings when used in the Agreement or in any other Annex, Exhibit or Disclosure Schedule. The words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement. If any date referenced herein as a day on which any payment or notice required by this Agreement is due falls on a day which is not a Business Day, such payment or notice shall be deemed due on the next Business Day.

                                   ARTICLE II



                         PURCHASE AND SALE OF INTERESTS


     Section 2.1 Transfer of Interests. On the Closing Date and subject to the terms and conditions set forth in this Agreement, Owner shall sell, convey, assign, transfer and deliver the Interests to Buyer, free and clear of all Liens. At Closing, Owner shall deliver to Buyer certificates representing the Interests, if any, duly endorsed (or accompanied by duly executed powers of attorney) for transfer to the Buyer.

     Section 2.2 Purchase Price. In consideration for the Interests, Buyer shall pay Owner an aggregate purchase price of $17,000,000 (the " Purchase Price").

     Section 2.3 Closing. The consummation of the transactions and the delivery of related documents, instruments and agreements provided for in this Agreement (the "Closing") shall take place by electronic means on a date to be specified by the parties after satisfaction or waiver of all of the conditions set forth in Article VI below (the "Closing Date"). The Closing shall be deemed to be effective as of 12:01 a.m. Colorado Time on the Closing Date.

     Section 2.4 Escrow. Concurrent with the execution of this Agreement, Buyer will deliver to the Escrow Agent, under an escrow agreement substantially in the form of Exhibit A attached hereto (the "Escrow Agreement") which the Escrow Agent, Owner and Buyer shall enter into concurrent with the execution of this Agreement, the Purchase Price.

                                   ARTICLE III



                     REPRESENTATIONS AND WARRANTIES OF OWNER


     Owner represents and warrants to Buyer that:

     Section 3.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. The Company has no Subsidiaries nor any ownership interest in any corporation, limited liability company, joint venture, partnership or other entity. The Company has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and is duly qualified or licensed to do business as a foreign entity in good standing in the jurisdictions in which the ownership, lease or operation of its property or the conduct of its business requires such qualification.

     Section 3.2 Authorization, Etc. Owner has full power and authority to execute, deliver and perform its obligations under this Agreement and the documents and instruments contemplated hereby and to carry out the transactions contemplated hereby and thereby. Except as set forth on Section 3.2 of the Disclosure Schedule, no proceedings, approvals or other action on the part of either Company or Owner is necessary to approve and authorize the execution, delivery and performance by Owner of this Agreement and the documents and instruments contemplated hereby or the consummation by either Company or Owner of the transactions contemplated hereby or thereby. This Agreement constitutes a legal, valid and binding agreement of Owner enforceable against Owner in accordance with its terms.

     Section 3.3 No Approvals or Conflicts. Except as set forth on Section 3.3 of the Disclosure Schedule, neither the execution, delivery nor performance by Owner of this Agreement nor the consummation by either Company, or Owner of the transactions contemplated hereby will (a) violate, conflict with or result in a breach of any provision of the articles of incorporation, by-laws, articles of organization, operating agreement or other similar organizational or governing documents of the Company or Owner, (b) violate, conflict with or result in a breach of any provision of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the termination of, or accelerate or alter in any way the performance required by or result in the creation of or give any party the right to create any Lien on any asset of the Company under any note, bond, mortgage, loan agreement, Contract, deed of trust, license, franchise, permit, instrument, lease or other agreement to which the Company, Owner or any of their respective properties may be bound, (c) violate any Law applicable to the Company, Owner or any of their respective assets or properties, or (d) require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any Governmental Authority or other third party in connection with the execution, delivery and performance of this Agreement by the Company or Owner to enable the Company to conduct the Business and their operations immediately after the Closing in the same manner in which they are presently conducted.

     Section 3.4 Capitalization and Ownership. The Company's authorized, issued and outstanding capital stock and securities convertible into such stock, together with the names of each holder thereof and the number of shares held by each such holder, is set forth on Section 3.4 of the Disclosure Schedule. Except as set forth on Section 3.4 of the Disclosure Schedule, there are no securities convertible or exchangeable into or any rights of any party to acquire any capital stock of the Company. Upon consummation of the transactions contemplated hereby, Buyer will acquire good and valid title to the Interests, free and clear of all Liens. Except as set forth on Section 3.4 of the Disclosure Schedule, there are no buy/sell agreements, shareholders' or partners' agreements, subscriptions, options, warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements relating to the issuance or voting of any equity interest of the Company. There is no person having any claim or right under any phantom interest plan, interest appreciation rights plan, phantom interest agreement or interest appreciation rights agreement or similar rights or agreements entered into or maintained by the Company. All Interests have been validly issued, have been fully paid for, and are free of preemptive or similar rights.

     Section 3.5 Books and Records. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the board of directors, and committees of the board of directors of the Company, and no meeting of any such stockholders, board of directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing Date, all of those minute books will be in the possession of the Company.

     Section 3.6 Financial Statements. Owner has caused the Company to deliver to Buyer the audited financial statements of the Company as of December 31, 2005 (collectively referred to herein as the "Financial Statements"). The Financial Statements (i) are in accordance with the books and records of the Company and fairly present the financial position of the Company, (ii) fairly represent the results of the Company's operations as of and for the periods indicated therein, and (iii) are prepared in accordance with GAAP. Reserves are reflected on the Financial Statements against assets in amounts that have been established in accordance with the GAAP. There have been no changes in reserves since the date of the latest Financial Statements other than changes consistent with past practice.

     Section 3.7 Liabilities. The Company has no Liabilities except for (i) Liabilities reflected and reserved against on the Financial Statements, (ii) Liabilities which have arisen after the date of the Financial Statements in the ordinary course of business, including, without limitation, purchase orders,
(iii) recurring Liabilities replacing extinguished Liabilities for the same purpose and of similar amounts incurred in the ordinary course of business (such as payroll accruals, rent, utilities, property taxes and similar Liabilities), and (iv) Liabilities that are disclosed on Section 3.7 the Disclosure Schedule.

     Section 3.8 United States Accounts Receivable. All accounts receivable from sales within the United States of America of the Company that are reflected on the Financial Statements or on the accounting records of the Company as of the Closing Date (the "United States Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. To the Owner's Knowledge, unless paid prior to the Closing Date, the United States Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Financial Statements or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice). Subject to such reserves, to the Owner's Knowledge each of the United States Accounts Receivable either has been or will be collected in full, without any set-off. To the Owner's Knowledge, there is no contest, claim or right set-off, other than in the ordinary course of business, under any Contract with any obligor of a United States Accounts Receivable relating to the amount or validity of such United States Accounts Receivable.

     Section 3.9 Absence of Certain Changes or Events. Except as set forth on
Section 3.9 of the Disclosure Schedule, since December 31, 2005, there has not been (a) any change by the Company in accounting methods, principles or practices except as required by a change in GAAP, (b) to the Owner's Knowledge, any sales, disposals or encumbrances of any asset of the Company other than in the ordinary course of business, (c) to the Owner's Knowledge, any entry into any commitment, understanding or agreement which would require any expenditure in excess of $25,000 by the Company during the entire term thereof or which would require the expenditure of money or the acquisition of assets or the performance of services for a period of more than one year from the date thereof, (d) to the Owner's Knowledge, any payment or other discharge of any outstanding indebtedness (other than in the ordinary course of business consistent with past practice and custom) of the Company, or (e) to the Owner's Knowledge any developments or events which have had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     Section 3.10 Property, Assets.

          (a) The Company owns, or otherwise has a valid leasehold interest providing sufficient and legally enforceable rights to use, all of the assets used by it to operate its business. Such assets are sufficient in nature, quality and quantity to conduct such business as it is currently conducted.


          (b) The Company does not own any real property. With respect to each lease for all real property leased or subleased by the Company (collectively, the "Real Property"), such Company has a valid leasehold interest, free and clear of all Liens except for defects in title or Liens which do not and will not interfere with the use of such Real Property as presently used or intended by such Company to be used, or otherwise materially impair business operations at such properties or materially detract from the value of such Real Property as presently used or intended by such Company to be used. Each such lease is legal, valid and binding on and enforceable against the Company that is a party thereto and the other parties thereto and is in full force and effect.

     Section 3.11 Tax Matters.

          (a) The Company has timely filed or caused to be filed with the appropriate federal, state and local Governmental Authority all Tax Returns required to be filed with respect to or attributable to the Company and each such Tax Return is true, complete and correct in all respects. All Taxes shown to be due on such Tax Returns, all Taxes required to be paid by the Company, and all Taxes required to be withheld by or with respect to the Company have been timely paid or, if applicable, withheld and paid to the appropriate Governmental Authority. There are (i) no deficiencies or assessment of Taxes from any Governmental Authority with respect to or attributable to the Company, (ii) no ongoing audits or examinations of any of the Tax Returns relating to or attributable to the Company, and (iii) the Company has not granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes with respect to or attributable to such Company. There are no liens for Taxes on any of the assets of the Company. No claim has ever been made by any Governmental Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

          (b) The Company is not required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period ending after the Closing as a result of any (i) change in accounting method of any Tax period ending prior to the Closing under Section 481 of the Code (or any analogous or comparable provisions of U.S. state or local Tax Law), (ii) written agreement with a Governmental Authority with regard to the Tax liability of the Company for any Tax period ending prior to the Closing, (iii) installment sale or open transaction disposition made prior to the Closing, or (iv) prepaid amount received on or prior to the Closing Date.

          (c) Owner has caused the Company to disclose all material Tax elections made by such Company to Buyer.

     Section 3.12 Contracts. With respect to each United States Contract to which the Company is a party (i) such United States Contract is legal, valid, binding and enforceable against the Company and in full force and effect as against the Company; (ii) except as set forth on Section 3.12 of the Disclosure Schedule, such United States Contract will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms as of the Closing Date immediately after giving effect to the consummation of the transactions contemplated hereby; (iii) to the Owner's Knowledge, the Company is not in breach or default and no other party is in breach or default and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration under such Contract; and
(iv) to the Owner's Knowledge, the Company has not repudiated any provision of such United States Contract, and no party has repudiated any provision thereof.

     Section 3.13 Intellectual Property. The Company has a valid license to use all intellectual property used in the Business, free and clear of all Liens. To the Knowledge of Owner, and based on the Owner's conversations with the management of the Company, the Company's use of such intellectual property does not infringe upon the rights owned or controlled by any third party and, to the Knowledge of Owner, no third party is infringing upon any such intellectual property.

     Section 3.14 Employee Benefits.

          (a) Section 3.14 of the Disclosure Schedule sets forth a true and complete list of each Employee Benefit Plan.

          (b) To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all Employee Benefit Plans comply in all material respects with the requirements of ERISA, the Code and any other applicable laws that govern such Employee Benefit Plans, and all Employee Benefit Plans have been administered in compliance with their terms. With respect to the Employee Benefit Plans, all required contributions which are due have been made and a proper accrual has been made for all contributions due in the current fiscal year.

          (c) Neither the Company nor, to the Knowledge of Owner, any of the Company's security holders, officers or employees has committed any breach of the fiduciary responsibilities imposed by either ERISA or any other applicable Law with respect to the Employee Benefit Plans which would subject either Company, Buyer or any of their respective officers, members, managers or employees to any liability under ERISA or any applicable Law. No litigation, arbitration or governmental proceedings or investigations (other than those relating to routine claims for benefits) are either pending or, to the Knowledge of Owner, threatened with respect to any Employee Benefit Plan.

          (d) The Company has not incurred any liability for any tax or civil penalty or any disqualification of any Employee Benefit Plan imposed by Sections 4980B or 4975 of the Code or Parts 6 and 7 of Title I or Section 502(i) of ERISA.

          (e) The consummation of the transaction contemplated by this Agreement will not (i) result in any material payment becoming due pursuant to an Employee Benefit Plan to any current or former officer, employee or other service provider of the Company or (ii) accelerate the vesting or timing of payment of any material benefits or compensation that are payable pursuant to any Employee Benefit Plan.

     Section 3.15 Environmental Compliance.

          (a) To the Knowledge of Owner, the Company has complied and is in compliance with, and the Real Property and all improvements thereon are in compliance with, all Environmental Laws. To the Knowledge of Owner, the Company does not have any liability, known or unknown, contingent or absolute, under any Environmental Law. There are no pending or, to the Knowledge of Owner, threatened Environmental Claims, and neither the Company nor any officer, member, or security holder has directly or indirectly received any notice of any Environmental Claim from any Governmental Authority or any other person or entity or knows or suspects any fact(s) which might reasonably form the basis for any such Environmental Claim.

          (b) The Real Property contains no underground improvements, including but not limited to treatment or storage tanks, or underground piping associated with such tanks, used currently or in the past for the management of Hazardous Materials, and no portion of the Real Property is or has been used as a dump or landfill or consists of or contains filled in land or wetlands. There has been no Release of Hazardous Materials at, on, under, or from the Real Property by the Company.

     Section 3.16 Compliance with Laws; Governmental Authorizations.

          (a) Except as set forth in Section 3.16(a) of the Disclosure Schedule, the Company is, and to the Knowledge of the Owner at all times has been, in full compliance with all United States Laws applicable to the Company in the United States of America or to the conduct or operation of the Company's business or the ownership or use of any of the Company's assets, and no action, suit, proceeding, hearing, investigation, charge, compliant, claim, demand, or notice has been filed or commenced against the Company alleging any failure so to comply, except where the failure to comply would not have a material adverse effect on the Company, the conduct or operation of the Company's business, or the ownership or use of any of the Company's assets. This Section 3.16(a) does not relate to tax matters related to the Company, which are instead subject to
Section 3.10, to employee benefit matters related to the Company, which are instead subject to Section 3.14, or to environmental matters related to the Company, which are instead subject to Section 3.15.

          (b) To the Owner's Knowledge, the Company holds all United States Governmental Authorizations necessary to conduct its business in the United States of America as presently conducted, except for those the absence of which would not reasonably expect to have a material adverse effect on the Company, the conduct or operation of the Company's business, or the ownership or use of any of the Company's assets. Each such United States Governmental Authorization is set forth on Section 3.16(b) of the Disclosure Schedule. The Company is not in default, nor has it received any notice of any claim of default, with respect to any such United States Governmental Authorizations.


     Section 3.17 Inventory. To the Owner's Knowledge, all inventory of the Company, whether or not reflected in the Financial Statements, consists of a quality and quantity usable and sellable in the ordinary course of business except for obsolete items and items of below-standard quality, all of which have been returned to vendor, written off or written down to net realizable value in the Financial Statements or on the accounting records of the Company as of the Closing Date, as the case may be. To the Owner's Knowledge, all inventories not written off have been priced at the lower of cost or net realized value on a first in, first out basis. To the Owner's Knowledge, the quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

     Section 3.18 Insurance

          (a) To the Owner's Knowledge, the Company has in full force and effect such insurance policies as are customary in its industry (including coverage, deductibles and ceilings that are reasonable and customary in the industry). With respect to each insurance policy, to the Owner's Knowledge the policy is valid, binding, enforceable and shall remain in full force and effect immediately after the Closing.

          (b) Except as set forth on Section 3.18(b) of the Disclosure Schedule, to the Owner's Knowledge (i) the Company has not received any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder; (ii) the Company has paid all premiums due, and has otherwise performed all of its respective obligations, under each policy to which the Company is a party or that provides coverage to the Company; and (iii) the Company has given notice to the insurer of all claims that may be insured thereby.

     Section 3.19 Litigation. To the Owner's Knowledge, all Litigation pending, or threatened, planned or reasonably probable against the Company, the Business of the Company, or the assets owned or used by the Company is set forth on
Section 3.19 of the Disclosure Schedule.

     Section 3.20 Brokers' Fees. Owner does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

     Section 3.21 Related Persons. Except as set forth in Section 3.21 of the Disclosure Schedule, neither the Company nor any related person or entity of the Company is a party to any Contract with, or has any claim or right against, the Company.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER


     Buyer represents and warrants to Owner as follows:

     Section 4.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Ireland.

     Section 4.2 Authorization, Etc. Buyer has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and the documents and instruments contemplated hereby and to carry out the transactions contemplated hereby and thereby. Buyer has duly approved and authorized the execution and delivery of this Agreement and the documents and instruments contemplated hereby and the consummation of the transactions contemplated hereby and thereby, and no other corporate proceedings on the part of Buyer are necessary to approve and authorize the execution, delivery and performance by Buyer of this Agreement and the documents and instruments contemplated hereby and the consummation by Buyer of the transactions contemplated hereby and thereby. This Agreement constitutes a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

     Section 4.3 No Approvals or Conflicts. Neither the execution, delivery or performance by Buyer of this Agreement nor the consummation by Buyer of the transactions contemplated hereby will (a) violate, conflict with or result in a breach of any provision of the certificate of incorporation or by-laws or other organizational documents of Buyer; (b) violate, conflict with or result in a breach of any provision of, or constitute (with or without notice or lapse of time or both) a default under, or result in the termination of, or accelerate or alter in any material way the performance required by or result in the creation of or give any party the right to create any Lien on any of the assets or properties of the Buyer under, any note, bond, mortgage, loan agreement, deed of trust, license, franchise, permit or other instrument, agreement or contract to which Buyer or any of its properties may be bound; (c) violate any Law applicable to Buyer or any of its assets or properties; or (d) require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental authority or other third party in connection with the execution, delivery and performance of this Agreement by Buyer.

     Section 4.4 Broker's Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Owner could become liable or obligated.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


     Company represents and warrants to Buyer as follows:

     Section 5.1 Accounts Receivable. All accounts receivable of the Company that are reflected on the Financial Statements or on the accounting records of the Company as of the Closing Date (the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Financial Statements or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off. To the Company's Knowledge, there is no contest, claim or right set-off, other than returns in the ordinary course of business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.

     Section 5.2 Inventory. All inventory of the Company, whether or not reflected in the Financial Statements, consists of a quality and quantity usable and sellable in the ordinary course of business except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Financial Statements or on the accounting records of the Company as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or net realized value on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

     Section 5.3 Absence of Certain Changes or Events. Except as set forth on
Section 5.3 of the Disclosure Schedule, since December 31, 2005, there has not been (a) any change by the Company in accounting methods, principles or practices except as required by a change in GAAP, (b) any sales, disposals or encumbrances of any asset of the Company other than in the ordinary course of business, (c) any entry into any commitment, understanding or agreement which would require any expenditure in excess of $25,000 by the Company during the entire term thereof or which would require the expenditure of money or the acquisition of assets or the performance of services for a period of more than one year from the date thereof, (d) any payment or other discharge of any outstanding indebtedness (other than in the ordinary course of business consistent with past practice and custom) of the Company, or (e) any developments or events which have had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     Section 5.4 Contracts. With respect to each Contract to which the Company is a party (i) such Contract is legal, valid, binding and enforceable against the Company and in full force and effect as against the Company; (ii) except as set forth on Section 5.4 of the Disclosure Schedule, such Contract will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms as of the Closing Date immediately after giving effect to the consummation of the transactions contemplated hereby; (iii) the Company is not in breach or default and, to the Knowledge of the Company, no other party is in breach or default and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration under such Contract; and (iv) the Company has not repudiated any provision of such Contract, and to the Knowledge of the Company, no party has repudiated any provision thereof.

     Section 5.5 Insurance

          (a) The Company has in full force and effect such insurance policies as are customary in its industry (including coverage, deductibles and ceilings that are reasonable and customary in the industry), each of which is set forth on Section 5.5(a) of the Disclosure Schedule. With respect to each insurance policy, the policy is valid, binding, enforceable and shall remain in full force and effect immediately after the Closing.

          (b) Section 5.5(b) of the Disclosure Schedule sets forth the loss experience for the last two policy years under each insurance policy set forth on Section 5.5(a) of the Disclosure Schedule, which has been provided to the Company by each respective insurer and is materially true and correct.

          (c) Except as set forth on Section 5.5(c) of the Disclosure Schedule,
(i) the Company has not received any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder; (ii) the Company has paid all premiums due, and has otherwise performed all of its respective obligations, under each policy to which the Company is a party or that provides coverage to the Company; and (iii) to the Knowledge of the Company, the Company has given notice to the insurer of all claims that may be insured thereby.

     Section 5.6 Compliance with Laws; Governmental Authorizations.

          (a) Except as set forth in Section 5.6(a) of the Disclosure Schedule, the Company is, and at all times has been, in full compliance with all Laws applicable to the Company or to the conduct or operation of the Company's business or the ownership or use of any of the Company's assets, and no action, suit, proceeding, hearing, investigation, charge, compliant, claim, demand, or notice has been filed or commenced against the Company alleging any failure so to comply, except where the failure to comply would not have a material adverse effect on the Company, the conduct or operation of the Company's business, or the ownership or use of any of the Company's assets.

          (b) The Company holds all Governmental Authorizations necessary to conduct its business as presently conducted, except for those the absence of which would not reasonably expect to have a material adverse effect on the Company, the conduct or operation of the Company's business, or the ownership or use of any of the Company's assets. Each such Governmental Authorization is set forth on Section 5.6(b) of the Disclosure Schedule. The Company is not in default, nor has it received any notice of any claim of default, with respect to any such Governmental Authorizations.

     Section 5.7 Related Persons. Except as set forth in Section 5.7 of the Disclosure Schedule, neither the Company nor any related person or entity of the Company is a party to any Contract with, or has any claim or right against, the Company.

     Section 5.8 Intellectual Property. The Company owns, or has a valid license to use, all intellectual property used in the Business free and clear of all Liens. The Company's use of such intellectual property does not infringe upon the rights owned or controlled by any third party and, to the Knowledge of the Company, no third party is infringing upon any such Company intellectual property.

     Section 5.9 Litigation. All Litigation pending, or, to the Knowledge of the Company, threatened, planned or reasonably probable against the Company, the Business of the Company, or the assets owned or used by the Company is set forth on Section 5.9 of the Disclosure Schedule.

     Section 5.10 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. The Company has no Subsidiaries nor any ownership interest in any corporation, limited liability company, joint venture, partnership or other entity. The Company has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and is duly qualified or licensed to do business as a foreign entity in good standing in the jurisdictions in which the ownership, lease or operation of its property or the conduct of its business requires such qualification.

     Section 5.11 Authorization, Etc. Company has full power and authority to execute, deliver and perform its obligations under this Agreement and the documents and instruments contemplated hereby and to carry out the transactions contemplated hereby and thereby. Except as set forth on Section 5.11 of the Disclosure Schedule, no proceedings, approvals or other action on the part of Company is necessary to approve and authorize the execution, delivery and performance by Company of this Agreement and the documents and instruments contemplated hereby or the consummation by Company of the transactions contemplated hereby or thereby. This Agreement constitutes a legal, valid and binding agreement of Company enforceable against Company in accordance with its terms.

     Section 5.12 No Approvals or Conflicts. Except as set forth on Section 5.12 of the Disclosure Schedule, neither the execution, delivery nor performance by Company of this Agreement nor the consummation by Company of the transactions contemplated hereby will (a) violate, conflict with or result in a breach of any provision of the articles of incorporation, by-laws, articles of organization, operating agreement or other similar organizational or governing documents of the Company, (b) violate, conflict with or result in a breach of any provision of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the termination of, or accelerate or alter in any way the performance required by or result in the creation of or give any party the right to create any Lien on any asset of the Company under any note, bond, mortgage, loan agreement, Contract, deed of trust, license, franchise, permit, instrument, lease or other agreement to which the Company or any of its properties may be bound, (c) violate any Law applicable to the Company or any of its assets or properties, or (d) require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any Governmental Authority or other third party in connection with the execution, delivery and performance of this Agreement by the Company to enable the Company to conduct the Business and their operations immediately after the Closing in the same manner in which they are presently conducted.

     Section 5.13 Capitalization and Ownership. The Company's authorized, issued and outstanding capital stock and securities convertible into such stock, together with the names of each holder thereof and the number of shares held by each such holder, is set forth on Section 5.13 of the Disclosure Schedule. Except as set forth on Section 5.13 of the Disclosure Schedule, there are no securities convertible or exchangeable into or any rights of any party to acquire any capital stock of the Company. Upon consummation of the transactions contemplated hereby, Buyer will acquire good and valid title to the Interests, free and clear of all Liens. Except as set forth on Section 5.13 of the Disclosure Schedule, there are no buy/sell agreements, shareholders' or partners' agreements, subscriptions, options, warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements relating to the issuance or voting of any equity interest of the Company. There is no person having any claim or right under any phantom interest plan, interest appreciation rights plan, phantom interest agreement or interest appreciation rights agreement or similar rights or agreements entered into or maintained by the Company. All Interests have been validly issued, have been fully paid for, and are free of preemptive or similar rights.

     Section 5.14 Books and Records. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the board of directors, and committees of the board of directors of the Company, and no meeting of any such stockholders, board of directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing Date, all of those minute books will be in the possession of the Company.

     Section 5.15 Financial Statements. The Company has delivered to Buyer the Financial Statements. The Financial Statements (i) are in accordance with the books and records of the Company and fairly present the financial position of the Company, (ii) fairly represent the results of the Company's operations as of and for the periods indicated therein, and (iii) are prepared in accordance with GAAP. Reserves are reflected on the Financial Statements against assets in amounts that have been established in accordance with the GAAP. There have been no changes in reserves since the date of the latest Financial Statements other than changes consistent with past practice.

     Section 5.16 Liabilities. The Company has no Liabilities except for (i) Liabilities reflected and reserved against on the Financial Statements, (ii) Liabilities which have arisen after the date of the Financial Statements in the ordinary course of business, including, without limitation, purchase orders,
(iii) recurring Liabilities replacing extinguished Liabilities for the same purpose and of similar amounts incurred in the ordinary course of business (such as payroll accruals, rent, utilities, property taxes and similar Liabilities), and (iv) Liabilities that are disclosed on Section 5.16 the Disclosure Schedule.

     Section 5.17 Property, Assets.

          (a) The Company owns, or otherwise has a valid leasehold interest providing sufficient and legally enforceable rights to use, all of the assets used by it to operate its business. Such assets are sufficient in nature, quality and quantity to conduct such business as it is currently conducted.

          (b) The Company does not own any real property. With respect to the Real Property, such Company has a valid leasehold interest, free and clear of all Liens except for defects in title or Liens which do not and will not interfere with the use of such Real Property as presently used or intended by such Company to be used, or otherwise materially impair business operations at such properties or materially detract from the value of such Real Property as presently used or intended by such Company to be used. Each such lease is legal, valid and binding on and enforceable against the Company that is a party thereto and the other parties thereto and is in full force and effect.

     Section 5.18 Tax Matters.

          (a) The Company has timely filed or caused to be filed with the appropriate federal, state and local Governmental Authority all Tax Returns required to be filed with respect to or attributable to the Company and each such Tax Return is true, complete and correct in all respects. All Taxes shown to be due on such Tax Returns, all Taxes required to be paid by the Company, and all Taxes required to be withheld by or with respect to the Company have been timely paid or, if applicable, withheld and paid to the appropriate Governmental Authority. There are (i) no deficiencies or assessment of Taxes from any Governmental Authority with respect to or attributable to the Company, (ii) no ongoing audits or examinations of any of the Tax Returns relating to or attributable to the Company, and (iii) the Company has not granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes with respect to or attributable to such Company. There are no liens for Taxes on any of the assets of the Company. No claim has ever been made by any Governmental Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

          (b) The Company is not required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period ending after the Closing as a result of any (i) change in accounting method of any Tax period ending prior to the Closing under Section 481 of the Code (or any analogous or comparable provisions of U.S. state or local Tax Law), (ii) written agreement with a Governmental Authority with regard to the Tax liability of the Company for any Tax period ending prior to the Closing, (iii) installment sale or open transaction disposition made prior to the Closing, or (iv) prepaid amount received on or prior to the Closing Date.

          (c) The Company has disclosed all material Tax elections made by Company to Buyer.

     Section 5.19 Employee Benefits.

          (a) Section 5.19 of the Disclosure Schedule sets forth a true and complete list of each Employee Benefit Plan.

          (b) To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all Employee Benefit Plans comply in all material respects with the requirements of ERISA, the Code and any other applicable laws that govern such Employee Benefit Plans, and all Employee Benefit Plans have been administered in compliance with their terms. With respect to the Employee Benefit Plans, all required contributions which are due have been made and a proper accrual has been made for all contributions due in the current fiscal year.

          (c) Neither the Company nor, to the Knowledge of Company, any of the Company's security holders, officers or employees has committed any breach of the fiduciary responsibilities imposed by either ERISA or any other applicable Law with respect to the Employee Benefit Plans which would subject either Company, Buyer or any of their respective officers, members, managers or employees to any liability under ERISA or any applicable Law. No litigation, arbitration or governmental proceedings or investigations (other than those relating to routine claims for benefits) are either pending or, to the Knowledge of Company, threatened with respect to any Employee Benefit Plan.

          (d) The Company has not incurred any liability for any tax or civil penalty or any disqualification of any Employee Benefit Plan imposed by Sections 4980B or 4975 of the Code or Parts 6 and 7 of Title I or Section 502(i) of ERISA.

          (e) The consummation of the transaction contemplated by this Agreement will not (i) result in any material payment becoming due pursuant to an Employee Benefit Plan to any current or former officer, employee or other service provider of the Company or (ii) accelerate the vesting or timing of payment of any material benefits or compensation that are payable pursuant to any Employee Benefit Plan.

     Section 5.20 Environmental Compliance.

          (a) The Company has complied and is in compliance with, and the Real Property and all improvements thereon are in compliance with, all Environmental Laws. To the Knowledge of Company, the Company does not have any liability, known or unknown, contingent or absolute, under any Environmental Law. There are no pending or, to the Knowledge of Company, threatened Environmental Claims, and neither the Company nor any officer, member, or security holder has directly or indirectly received any notice of any Environmental Claim from any Governmental Authority or any other person or entity or knows or suspects any fact(s) which might reasonably form the basis for any such Environmental Claim.

          (b) The Real Property contains no underground improvements, including but not limited to treatment or storage tanks, or underground piping associated with such tanks, used currently or in the past for the management of Hazardous Materials, and no portion of the Real Property is or has been used as a dump or landfill or consists of or contains filled in land or wetlands. There has been no Release of Hazardous Materials at, on, under, or from the Real Property by the Company.

     Section 5.21 Brokers' Fees. Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

                                   ARTICLE VI


                            COVENANTS OF THE PARTIES


     Section 6.1 Further Assurances; Access to Properties and Information. Each of the parties hereto agrees to execute and deliver any and all further agreements, documents or instruments necessary or convenient to effectuate this Agreement and the transactions referred to herein or contemplated hereby or reasonably requested by the other party to perfect or evidence its rights hereunder. Owner shall use its best efforts to complete the transactions contemplated by this Agreement as promptly as practicable. Each party will promptly notify the other party of any information delivered to or obtained by such party which would prevent the consummation of the transactions contemplated by this Agreement, or would indicate a breach of the representations or warranties of any of the parties to this Agreement or as to which any party intends to seek indemnity under any of the terms of this Agreement. Additionally, Owner shall from time to time furnish, or cause to be furnished, to Buyer, such financial, tax and operating data and other available information with respect to the Company and its assets, properties, employees, businesses and operations as Buyer shall from time to time reasonably request.

     Section 6.2 Consents. The parties agree to cooperate with each other and with any and all third parties in obtaining all consents (including such permits or authorizations as may be required by any regulatory authority), assignments and terminations necessary or desirable to effect the transactions contemplated hereby.

     Section 6.3 Expenses. Each party agrees to pay its own expenses incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect.

     Section 6.4 Taxes. The Company assumes responsibility for and agrees to promptly pay any and all Taxes of any kind of the Company incurred prior to the Closing or relating to any action or inaction of the Company occurring prior to the Closing, including Taxes of Owner attributable to the income of the Company.

     Section 6.5 Allocation of Income, Gain, Loss, Deduction or Credit. For purposes of this Agreement, the amount of income, gain, loss, deduction or credit attributable to the Interests shall be determined based upon a hypothetical closing of the taxable year on such Closing Date with the Closing Date being included in the post-Closing portion of such allocation.

     Section 6.6 Post-Closing Assistance. Following the Closing, each of Owner and Buyer shall, as reasonably requested by the other party: (a) assist the other party in preparing any Tax Returns, financial statements, and governmental reports (including, without limitation, reports filed with the Securities and Exchange Commission) relating to the Company which such other party is responsible for preparing and filing; (b) cooperate fully in preparing for any audit of, or dispute with taxing authorities regarding, and any judicial or administrative proceeding relating to, liability for Taxes, in the preparation or conduct of Litigation or investigation of claims, and in connection with the preparation of financial statements or other documents to be filed with any Governmental Authority, in each case with respect to the Company; (c) make available to the other and to any Governmental Authority as reasonably requested all information, records, and documents relating to Taxes relating to the Company (at the cost and expense of the requesting party), (d) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments relating to the Company for taxable periods for which the other party is responsible; (e) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any Tax periods for which the other is responsible.

     Section 6.7 Payments to the Company. Following the Closing, Owner hereby agrees that it will, within forty-eight (48) hours of receipt of the Purchase Price, pay the Company all amounts Owner owes to the Company.

     Section 6.8 Insurance. Immediately following the Closing, Owner shall transfer to Buyer its interest in the $2,000,000 life insurance policy, policy number 48 234 074, it has taken out on Gregory E. Raskin, and Buyer hereby agrees to assume all obligations of Owner under such policy.

                                   ARTICLE VII

                                   CONDITIONS

     Section 7.1 Conditions to Buyer's Obligations. Buyer's obligations hereunder are subject to fulfillment at or prior to the Closing of each of the following conditions.

          (a) Representations, Warranties and Covenants of Owner. The representations and warranties of Owner contained in Section 3.15 of this Agreement shall be true and correct in all respects as of the Closing Date. With respect to all representations and warranties of Owner other than those contained in Section 3.15 of this Agreement (collectively, the "Other Representations"), Owner will indemnify Buyer in accordance with Section 8.2(a) hereof, and any inaccuracy as of the Closing Date in those Other Representations cannot be used by Buyer to prevent the Closing.

          (b) Owner's Certificate. Buyer shall have received a certificate signed by the Chief Executive Officer of Owner, dated the Closing Date, certifying that the statements set forth in Section 7.1(a) are true as of the Closing Date (the "Owner's Certificate").

          (c) Release. Buyer shall have received a release in the form of Exhibit B attached hereto and signed by the Chief Executive Officer of Owner, dated as of the Closing Date (the "Release").

          (d) Absence of Litigation or Investigation. No action, suit or proceeding before any court or governmental body or authority, which would prohibit the transactions contemplated hereby, shall have been instituted or threatened on or before the Closing Date, nor shall any governmental investigation have been initiated which might reasonably be expected to lead to such litigation or proceeding.

          (e) Consent. The shareholders of Owner shall have approved the consummation of the transactions contemplated by this Agreement.

     Section 7.2 Conditions to Owner's Obligations. The obligations of Owner hereunder are subject to the fulfillment or satisfaction on and as of the Closing Date of each of the following conditions.

          (a) Representations, Warranties and Covenants of Buyer. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing Date, and Buyer shall have performed and satisfied all covenants, conditions and agreements required or contemplated by this Agreement to be performed and satisfied by it on or prior to the Closing.

          (b) Absence of Litigation or Investigation. No action, suit or proceeding, before any court or governmental body or authority, which would materially and adversely affect the transactions contemplated hereby, shall have been instituted or threatened on or before the Closing date, nor shall any governmental investigation have been initiated which might reasonably be expected to lead to such litigation or proceeding.

          (c) Buyer's Certificate. Owner shall have received a certificate signed by an officer of the Buyer, dated the Closing Date, certifying that the statements set forth in Section 7.2(a) are true as of the Closing Date (the "Buyer's Certificate").

          (d) Closing Consideration. The Escrow Agent shall have delivered to Owner the Purchase Price.

          (e) Consents and Terminations. The shareholders of Owner shall have approved the consummation of the transactions contemplated by this Agreement.

                                  ARTICLE VIII


                                 INDEMNIFICATION


     Section 8.1 Survival of Representations and Warranties.

          (a) Each of the representations and warranties made by Buyer in this Agreement shall terminate on December 31, 2007. Each of the representations and warranties made by Owner in this Agreement shall terminate on December 31, 2007. Each of the representations and warranties made by the Company in this Agreement shall terminate on December 31, 2007. (b) In the event notice of any Claim for indemnification under Section 8.2 hereof shall have been given within the applicable survival period, the representations and warranties that are the subject of such indemnification Claim shall survive until such time as such Claim is finally resolved. The covenants and agreements of the parties set forth in this Agreement and the indemnification obligations of the parties hereunder shall survive according to the terms set forth herein.

     Section 8.2 Indemnification by Owner, Buyer and the Company.

          (a) Subject to the other provisions of this Article VIII, Owner shall indemnify, defend and hold harmless the Buyer Indemnified Parties from and against any and all costs, expenses, losses, damages and liabilities (including attorneys' fees and expenses) suffered by any of the Buyer Indemnified Parties (the "Buyer Damages") to the extent resulting from, arising out of, or incurred with respect to, or (in the case of claims asserted against any of the Buyer Indemnified Parties by a third party) alleged to result from, arise out of or have been incurred with respect to, (i) any breach of or inaccuracy in any representation or warranty as of the date made or as of the Closing Date of Owner contained in this Agreement, (ii) any breach of any covenant of Owner contained in this Agreement, and (iii) any product shipped by the Company to a customer prior to the Closing Date, limited to the total amount covered under such product's warranty, if any. Notwithstanding anything to the contrary in this Agreement, Owner shall not indemnify, defend or hold harmless the Buyer Indemnified Parties from and against any Buyer Damages resulting from, arising out of or having been incurred with respect to any breach of or inaccuracy in any representation or warranty as of the date made or as of the Closing Date of the Company contained in this Agreement.

          (b) Subject to the other provisions of this Article VIII, Buyer shall indemnify, defend and hold harmless the Seller Indemnified Parties from and against any and all costs, expenses, losses, damages and liabilities (including attorneys' fees and expenses) suffered by the Seller Indemnified Parties (the "Seller Damages") to the extent resulting from, arising out of, or incurred with respect to, or (in the case of claims asserted against the Seller Indemnified Parties by a third party) alleged to result from, arise out of or have been incurred with respect to (i) any breach of or inaccuracy in any representation or warranty as of the date made or as of the Closing Date of Buyer contained in this Agreement, (ii) any breach of any covenant of Buyer contained in this Agreement, and (iii) all costs, Liabilities, Taxes and expenses incurred by the Company after the Closing that relate to the activities of the Company after Closing.

          (c) Owner shall not have any liability under this Agreement (for indemnification under this Article VIII or otherwise) until the total of all Buyer Damages with respect to such matters exceeds three percent (3%) of the Purchase Price (the "Basket"), after which Owner shall be liable for the amount of all Buyer Damages in excess of the amount of the Basket. The aggregate liability of Owner under this Agreement (for indemnification under this Article VIII or otherwise) shall in no event exceed thirty percent (30%) of the Purchase Price.

          (d) The Company shall indemnify the Buyer Indemnified Parties, subject to the provisions of Sections 8.1 and 8.3, from and against any and all Buyer Damages to the extent resulting from, arising out of, or incurred with respect to, or (in the case of claims asserted against any of the Buyer Indemnified Parties by a third party) alleged to result from, arise out of or have been incurred with respect to, (i) any breach of or inaccuracy in any representation or warranty as of the date made or as of the Closing Date of the Company contained in this Agreement, and (ii) any breach of any covenant of the Company contained in this Agreement.

     Section 8.3 Notice and Resolution of Claim.

          (a) An indemnified party under this Agreement shall promptly give written notice to the indemnifying party after obtaining knowledge of any third party claim or litigation against the indemnified party as to which recovery may be sought against the indemnifying party because of the indemnity set forth in
Section 8.2, specifying in reasonable detail the claim or litigation and the basis for indemnification; provided, however, that the failure of the indemnified party promptly to notify the indemnifying party of any such matter shall not release the indemnifying party, in whole or in part, from its obligations under this Article VII except to the extent the indemnified party's failure to so notify in breach of this paragraph (a) materially prejudices the indemnifying party's ability to defend against such third party claim or litigation (including but not limited to any prejudice to the indemnifying party's rights under any applicable insurance policy). The indemnified party shall permit the indemnifying party to assume the defense of any such claim, litigation or any litigation resulting from such third party claim.

          (b) If the indemnifying party assumes the defense of any such third party claim or litigation, the obligations of the indemnifying party under this Agreement shall include taking all steps necessary in the investigation, defense or settlement of such claim or litigation (including the retention of legal counsel) and holding the indemnified party harmless from and against any and all losses caused by or arising out of any settlement approved by the indemnifying party or any judgment in connection with such claim or litigation. Except with the written consent of the indemnified party (which consent will not be unreasonably withheld or delayed), the indemnifying party shall not, in the defense of such claim or litigation, consent to entry of any judgment (i) that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party a complete release from all liability in respect of such claim or litigation, or (ii) the effect of which is to permit any injunction, declaratory judgment, other order or other equitable relief to be entered, directly or indirectly, against any indemnified party. The indemnifying party shall permit the indemnified party to participate in such defense or settlement through counsel chosen by the indemnified party, with the fees and expenses of such counsel borne by the indemnified party.

          (c) Failure by the indemnifying party to notify the indemnified party of its election to assume the defense of any such claim or litigation by a third party (i) within thirty (30) days after notice thereof has been given to the indemnifying party or (ii) five (5) days prior to the date on which any response is due in connection with such claim or litigation, whichever comes first, shall be deemed a waiver by the indemnifying party of its right to assume the defense of such claim or litigation. If the indemnifying party does not assume the defense of such claim or litigation by a third party, the indemnified party may defend or settle such claim or litigation in such manner as the indemnified party may deem appropriate and may settle such claim or litigation on such terms as it may deem appropriate.

                                   ARTICLE IX

                             [Intentionally Deleted]

                                    ARTICLE X

                                  MISCELLANEOUS

     Section 10.1 Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by facsimile, provided, however that the facsimile is promptly followed by telephone confirmation thereof to the appropriate person at the address set forth below, or at such other address as may be designated in writing hereafter, in the same manner, by such person.

                  To Owner:

                           ARC Wireless Solutions, Inc.
                           10601 West 48th Avenue
                           Wheat Ridge, Colorado, 80033-2660
                           Telephone:  (303) 421-4063
                           Facsimile:  (303) 424-5085
                           Attention:  Randall P. Marx
                                       Chief Executive Officer

                  with a copy to:

                           Patton Boggs LLP
                           1660 Lincoln Street, Suite 1900
                           Denver, Colorado  80264
                           Telephone:  (303) 830-1776
                           Facsimile:  (303) 894-9239
                           Attention:  Alan Talesnick, Esq.

                  To Buyer:

                           Bluecoral Limited
                           RSM House
                           Herbert Street
                           Dublin 2, Ireland

                  with a copy to:

                           Watkins, Bates & Carey
                           405 Madison Avenue, Suite 1900
                           Toledo, OH 43604-1207
                           Telephone:  (419) 241-2100
                           Facsimile:  (419) 787-9582
                           Attention:  John M. Carey, Esq.

                  To the Company:

                           Winncom Technologies Corp.
                           30700 Carter Street, Suite A
                           Solon, OH 44139
                           Attention:  Gregory Raskin
                  with a copy to (if prior to the Closing Date):

                           ARC Wireless Solutions, inc.
                           10601 West 48th Avenue
                           Wheat Ridge, CO 80033-2660
                           Telephone: (303) 421-4063
                           Facsimile:  (303) 424-5005
                           Attention:  Randall P. Marx

                  with a copy to (if after the Closing Date):

                           Watkins, Bates & Carey
                           405 Madison Avenue, Suite 1900
                           Toledo, OH 43604-1207
                           Telephone:  (419) 241-2100
                           Facsimile:  (419) 787-9582
                           Attention:  John M. Carey, Esq.

     Any such notice shall be deemed delivered (a) on the date delivered if by personal delivery, (b) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as a not deliverable, as the case may be, if mailed by registered or certified mail,
(c) on the next succeeding Business Day if sent by national courier service, or
(d) on the date telecommunicated if by telecopier if confirmed by telephone confirmation.

     Section 10.2 Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer and Owner, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     Section 10.3 Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

     Section 10.4 Entire Agreement. This Agreement (including all Disclosure Schedules and Exhibits hereto) contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

     Section 10.5 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Buyer and Owner or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

     Section 10.6 Expense. All costs and expenses incurred by Buyer in connection with this Agreement and the transactions contemplated hereby shall be borne by Buyer, and all costs and expenses incurred by Owner or otherwise in connection with this Agreement, including but not limited to any and all expenses of Owner relating to the receipt of the consent of the shareholders of Owner, shall be borne by Owner.

     Section 10.7 Governing Law; Jurisdiction; Service of Process. This Agreement shall be construed under and governed by the laws of the State of Colorado, its rules of conflict of laws notwithstanding.

     Section 10.8 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     Section 10.9 Headings. The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                            BLUECORAL LIMITED



                                            By: /s/: Markus Hugelshofer
                                                --------------------------------
                                                Name:Markus Hugelshofer
                                                Title:Director




                                            ARC WIRELESS SOLUTIONS, INC.



                                            By: /s/ Randall P. Marx
                                                --------------------------------
                                                Name:Randall P. Marx
                                                Title:Chief Executive Officer



                                            WINNCOM TECHNOLOGIES CORP.



                                            By: /s/ Gregory E. Raskin
                                                --------------------------------
                                                Name:Gregory E. Raskin
                                                Title:Chief Executive Officer of
                                                      Winncom

Annex C



                                ESCROW AGREEMENT


     This ESCROW AGREEMENT, dated July 28, 2006 ("Escrow Agreement") is entered into by and among Bluecoral Limited, a private company organized under the laws of Ireland ("Purchaser"), ARC Wireless Solutions, Inc., a Utah corporation (the "Seller") and Consumer Title Services, LLC ("Escrow Agent"). Purchaser, Seller and Escrow Agent sometimes are referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS

     WHEREAS, Purchaser, Seller and Winncom Technologies Corp., a Maryland corporation (the "Company") entered into a Stock Purchase Agreement, dated as of July 28, 2006 (the "Purchase Agreement"), whereby Purchaser is purchasing all outstanding common stock of the Company from Seller;



     WHEREAS, the terms of the Purchase Agreement require that the purchase price thereunder shall be held and placed into an escrow account for a period beginning on the date the parties enter into the Purchase Agreement and ending on the Closing Date as defined in the Purchase Agreement;

     WHEREAS, the Parties have agreed upon and wish to set forth in this Escrow Agreement the terms and conditions with respect to the amounts to be placed in escrow and held by Escrow Agent hereunder.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises contained herein, intending to be legally bound, the Parties agree as follows:

     1. Acceptance of Appointment; Deposit of Escrow Amount. Purchaser and Seller hereby appoint and designate Escrow Agent as escrow agent to establish an escrow account (the "Escrow Fund") to receive, hold and disburse Seventeen Million Dollars ($17,000,000.00) plus Investment Income thereon (as defined in
Section 6 below) (the "Escrow Amount") in accordance with the terms and conditions set forth herein, and Escrow Agent hereby accepts such appointment and designation and agrees to establish the Escrow Fund and to act as the escrow agent for the Escrow Fund, in each case upon the terms and conditions set forth in this Escrow Agreement.

     2. Establishment of the Escrow Fund. Concurrently with the execution of this Escrow Agreement, Purchaser has deposited the Escrow Amount with Escrow Agent in immediately available funds and Escrow Agent acknowledges receipt thereof. Escrow Agent shall hold, invest and disburse the Escrow Amount as increased by any Investment Income thereon and as reduced by any disbursements pursuant to the terms of this Escrow Agreement.

     3. Conditions of Escrow. On the Closing Date (the "Final Distribution Date"), (i) if the majority of the Escrow Amount shall be distributed to Seller, Purchaser shall give written notice to Escrow Agent in the form attached hereto as Exhibit B, or (ii) if all of the Escrow Amount shall be distributed to Purchaser, Seller shall give written notice to Escrow Agent in the form attached hereto as Exhibit C (the written notice delivered to Escrow Agent under this Section 3 is hereafter referred to as the "Notice"). Upon receipt of the Notice the Escrow Agent shall distribute to Seller the amount specified in the Notice.

     4. Release and Application of Escrow Fund. Escrow Agent shall hold the Escrow Fund under the provisions of this Escrow Agreement, and covenants and agrees not to distribute any portion of the Escrow Amount, until authorized hereunder to deliver any specified portion thereof as follows:

          (a) Distributions of all or a portion of the Escrow Fund shall be made in the manner and to the extent authorized under Section 3.

          (b) Notwithstanding any provision herein to the contrary, if at any time Purchaser and Seller jointly execute a written notice providing Escrow Agent with disbursement instructions for all or part of the Escrow Fund then remaining, Escrow Agent shall disburse all or a portion, as applicable, of the Escrow Fund, together with any Investment Income thereon, in accordance with the instructions contained in such notice.

     5. Investment of Escrow Fund. Until termination of this Agreement, Escrow Agent shall invest and reinvest the Escrow Fund in an UBS Financial Services Account entitled "Consumer Title Services, LLC for the benefit of Bluecoral Limited." Escrow Agent is authorized to liquidate, in accordance with its customary procedures, any portion of the Escrow Fund consisting of investments to provide for payments required to be made and due but not paid under this Escrow Agreement.

     6. Investment Income. Income, interest, increments and realized gains paid upon the Escrow Fund (the "Investment Income") shall be retained in the Escrow Fund until disbursed pursuant to Section 4. The Parties agree that, for tax reporting purposes, the Investment Income earned on the Escrow Fund in any tax year shall be taxable to Purchaser. Escrow Agent shall comply with all applicable tax reporting requirements that arise with respect to the Escrow Fund in a manner consistent with the above treatment. Purchaser shall provide to Escrow Agent all necessary forms Escrow Agent may reasonably request to allow Escrow Agent to comply with the conditions of this Section 6.

     7. Notices. All notices, requests, demands, and other communications under this Escrow Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the Party to whom notice is to be given, (b) on the day of transmission if sent by facsimile/email transmission to the facsimile number/email address given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission,
(c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, or (d) on the fifth day after mailing, if mailed to the Party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the Party as follows:

                  If to Purchaser:

                           Bluecoral Limited
                           RSM House
                           Herbert Street
                           Dublin 2, Ireland

                  with a copy to:

                           Watkins, Bates & Carey
                           405 Madison Avenue, Suite 1900
                           Toledo, OH  43604-1207
                           Telephone: (419) 241-2100
                           Facsimile:  (419) 787-9582
                           Attention:  John M. Carey, Esq.

                  If to Seller:

                           ARC Wireless Solutions, Inc.
                           10601 West 48th Avenue
                           Wheat Ridge, Colorado 80033-2660
                           Telephone: (303) 421-4063
                           Facsimile:  (303) 424-5085
                           Attention:  Randall P. Marx
                                       Chief Executive Officer

                  with a copy to:

                           Patton Boggs LLP
                           1660 Lincoln Street, Suite 1900
                           Denver, Colorado  80264
                           Telephone: (303) 830-1776
                           Facsimile:  (303) 894-9239
                           Attention:  Alan Talesnick, Esq.

                  If to Escrow Agent:

                           Consumer Title Services, LLC
                           6377 S. Revere Pkwy., Suite 400
                           Centennial, Colorado 80111
                           Telephone: (303) 302-4000
                           Facsimile:  (303) 758-2051
                           Attention:  Liz King, Escrow Manager

or to such other address as a Party shall designate by written notice to all other Parties.

     8. Escrow Agent's Liability. Escrow Agent undertakes to perform such duties and only such duties as are specifically set forth in this Escrow Agreement and, except as specifically set forth herein, no implied covenants or obligations shall be read into this Escrow Agreement against Escrow Agent. In the absence of gross negligence or willful misconduct on its part, Escrow Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to Escrow Agent by any Party. Escrow Agent may act upon any instrument, certificate, opinion or other writing believed by it without gross negligence to be genuine, and shall not be liable in connection with the performance by it of its duties pursuant to the provisions of the Escrow Agreement, except for either the breach of its covenants in this Escrow Agreement or its own gross negligence or willful misconduct. Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel. Escrow Agent may execute powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys. Without limiting the generality of the foregoing, should any dispute arise among the parties, or should any party or any third party serve the Escrow Agent with notice of a claim, the Escrow Agent is authorized: (i) to retain the Escrow Fund without liability to anyone until such dispute has been settled by mutual written agreement of the parties concerned or by an order, decree or judgment, as the case may be), or until such notice shall have been withdrawn (in which event the Escrow Agent shall then disburse the Escrow Funds in accordance with the terms of this Agreement, (ii) to take any and all such actions as the Escrow Agent deems necessary or desirable, in its sole and absolute discretion, to discharge and terminate its duties under this Agreement, including but not limited to, paying the Escrow Fund into any court and bringing any action of interpleader or any other proceeding, or (iii) to deposit the Escrow Fund with the clerk of the court in which any litigation among the parties is pending; provided, however, that the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceeding. In the event of any such litigation or proceedings among the parties, Purchaser and the Seller shall pay the attorney's fees and other costs incurred by the Escrow Agent in respect thereof.

     9. Termination of Escrow. This Escrow Agreement shall terminate and be of no further force or effect upon the distribution and release of all of the funds held in the Escrow Fund.

     10. Fees and Expenses. Escrow Agent is entitled to compensation in accordance with Exhibit A attached hereto and incorporated herein by reference and shall be paid by Purchaser. If such compensation is not already paid in full at the time of the final distribution to Purchaser under this Agreement, Escrow Agent may deduct any and all fees due and owing at that time from the amount being remitted to Purchaser at that time. The fee agreed upon for the services rendered hereunder is intended as full compensation for Escrow Agent's services as contemplated by this Escrow Agreement.

     11. Resignation. Escrow Agent may resign upon 30-days advance written notice to the Parties. In such event, Purchaser and Seller shall promptly select a bank that will be appointed as successor escrow agent, and the Parties shall enter into an agreement with such successor escrow agent in substantially the same form as this Escrow Agreement. Upon the effective date of such resignation, Escrow Agent shall deliver the Escrow Fund to such successor escrow agent. Resignation shall not relieve Escrow Agent from responsibility to account to any Party hereto for funds received by Escrow Agent prior to the effective date of such resignation. If a successor for Escrow Agent hereunder shall not have been selected, as aforesaid, Escrow Agent shall be entitled to petition any court of competent jurisdiction for the appointment of a successor for it hereunder or, in the alternative, it may (i) transfer and deliver the funds deposited in the Escrow Fund to or upon the order of such court or (ii) keep all funds in the Escrow Fund until it receives joint written notice from Purchaser and Seller of a substitute appointment. Escrow Agent shall be discharged from all further duties hereunder upon acceptance by the substitute of its duties hereunder or upon transfer and delivery of the funds in the Escrow Fund to or upon the order of any court of competent jurisdiction. Any expenses incurred by Escrow Agent in petitioning a court of competent jurisdiction under this section, including reasonable attorneys' fees, shall be paid from the Escrow Fund.

     12. Successors and Assigns. Except as otherwise provide for in this Escrow Agreement, no Party shall assign this Escrow Agreement or any rights or obligations hereunder without the prior written consent of the other Parties and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Escrow Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the Parties.

     13. Governing Law; Jurisdiction. This Escrow Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of Colorado, without giving effect to the principles of conflict of laws thereof.

     14. Amendments; Waivers. This Escrow Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the Parties, or in the case of a waiver, by the Party waiving compliance. Any waiver by any Party of any conditions, or of the breach of any provision, term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such conditions, or of the breach of any other provision, term, covenant, representation, or warranty of this Escrow Agreement.

     15. Counterparts. This Escrow Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

     16. Entire Agreement. This Escrow Agreement contains the entire understanding among the Parties with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

     17. Section Headings. The section headings in this Escrow Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Escrow Agreement.

     18. Severability. In the event that any part of this Escrow Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Escrow Agreement shall remain in full force and effect.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Parties have caused this Escrow Agreement to be signed the day and year first above written.



PURCHASER


                                            BLUECORAL LIMITED

                                            By:/s/ Markus Hugelshofer
                                            -------------------------
                                            Name: Markus Hugelshofer
                                            Title: Director




SELLER



                                            ARC WIRELESS SOLUTIONS, INC.

                                            By:/s/ Randall P. Marx
                                            ----------------------
                                            Name: Randall P. Marx
                                            Title: Chief Executive Officer


                          CONSUMER TITLE SERVICES, LLC


                                            as Escrow Agent

                                            By:/s/ Liz King
                                            ---------------
                                            Name: Liz King
                                            Title: Escrow Manager

PROXY                                                                      PROXY

                          ARC WIRELESS SOLUTIONS, INC.
           For the Annual Meeting of Shareholders on October 31, 2006
               Proxy Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Randall P. Marx and Monty Lamirato, or either of them, as proxies with full power of substitution to vote all the shares of the undersigned with all of the powers which the undersigned would possess if personally present at the Annual Meeting of Shareholders of ARC Wireless Solutions, Inc. (the "Company") to be held at 10:00 a.m. (Denver, Colorado time) on October 31, 2006 at the offices of the Company, or any adjournments thereof, on the following matters:

     [X] Please mark votes as in this example.

     1.   To elect the following four directors:

          Nominees: Randall P. Marx, Donald A. Huebner, Sigmund A. Balaban, and
                    Robert E. Wade

          FOR ALL NOMINEES [ ]

          WITHHELD AUTHORITY FOR ALL NOMINEES [ ]

          FOR ALL NOMINEES EXCEPT AS NOTED ABOVE [ ]

     2. To consider and vote upon a proposal recommended by the Board of Directors to approve the sale of the Company's subsidiary Winncom Technologies Corp.

          [ ] FOR                   [ ] AGAINST                [ ] ABSTAIN

     3. To consider and vote upon a proposal recommended by the Board of Directors to ratify the selection of HEIN + Associates LLP to serve as our certified independent accountants for the year ending December 31, 2006;

          [ ] FOR                   [ ] AGAINST                [ ] ABSTAIN

     4. To consider and vote upon a proposed recommendation by the Board of Directors to authorize the Board of Directors to determine whether to effect a reverse stock split of our outstanding Common Stock at the time and at the ratio between 1 for 20 and 1 for 50 that the Board of Directors deems appropriate, said authorization to expire on December 31, 2008; and

          [ ] FOR                   [ ] AGAINST                [ ] ABSTAIN

     5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

          [ ] YES                   [ ] NO                     [ ] ABSTAIN

                (Continued and to be signed on the reverse side)

     Unless contrary instructions are given, the shares represented by this proxy will be voted in favor of Items 1, 2, 3, 4 and 5. This proxy is solicited on behalf of the Board of Directors of ARC Wireless Solutions, Inc.

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW           [  ]

                                Dated:     __________________________________

                                Signature: __________________________________

                                Signature: __________________________________
                                                Signature if held jointly


                                (Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner must sign.)













                                        2